Exhibit 10.10

TRUST INDENTURE

between

PUBLIC FINANCE AUTHORITY

and

THE BANK OF NEW YORK MELLON, AS TRUSTEE

Dated as of September 1, 2021

Relating to:

$166,340,000

Public Finance Authority

Senior Special Facility Revenue Bonds

(Sky Harbour Capital LLC Aviation Facilities Project),

Series 2021

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

TRUST INDENTURE

THIS TRUST INDENTURE (as amended and supplemented from time to time, this “Indenture”), made and dated as of September 1, 2021, by and between the PUBLIC FINANCE AUTHORITY (together with its successors and assigns, the “Issuer”), a joint powers commission created under Section 66.0304 of the Wisconsin Statutes, a unit of government and a body corporate and politic organized and existing under the laws of the State of Wisconsin (the “State”) with the powers, among others, set forth in Sections 66.0301, 66.0303 and 66.0304, as amended, of the Wisconsin Statutes (the “Act”), and THE BANK OF NEW YORK MELLON, as trustee, a New York banking corporation, existing, and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States (together with its successors and assigns, the “Trustee”),

WITNESSETH THAT:

WHEREAS, the Issuer is authorized and empowered under the Act and by the Joint Exercise Agreement (as hereinafter defined) to, among other things, issue bonds, notes or other evidences of indebtedness in connection with, and to make loans to assist in the financing and refinancing of, “projects” (as defined in the Act) located inside and outside of the State;

WHEREAS, the Borrowers have applied for the financial assistance of the Issuer in the financing or refinancing of the 2021 Project (as hereinafter defined);

WHEREAS, the Issuer has authorized the issuance of its airport facilities revenue bonds in the principal amount of $166,340,000 designated “Public Finance Authority Senior Special Facility Revenue Bonds (Sky Harbour Capital LLC Aviation Facilities Project), Series 2021” (the “Series 2021 Bonds”), the proceeds of which will be used to: (i) finance or refinance the projects described in the attached Exhibit C (collectively, the “2021 Project”), (ii) fund the deposit to the Debt Service Reserve Fund for the Series 2021 Bonds, and (iii) pay the costs of issuance of the Series 2021 Bonds;

WHEREAS, the facilities comprising the 2021 Project are located within the territorial limits of the political subdivisions listed on Schedule II to the Loan Agreement, which political subdivisions have approved the issuance of the 2021 Bonds allocable to such facilities; and

WHEREAS, based on representations of the Borrowers (hereinafter defined) but without independent investigation, the Issuer has found and determined that the financing and refinancing of the 2021 Project will promote significant economic, cultural and community development opportunities, including the creation or retention of employment, the stimulation of economic activity and the promotion of improvements in the health, safety and welfare of persons in the Project Jurisdictions where the 2021 Project is located;

WHEREAS, the Issuer is authorized, by a Bond Resolution adopted by its Board of Directors (as amended, the “Series 2021 Bond Resolution”) to issue the Series 2021 Bonds and loan the proceeds of the Series 2021 Bonds to Sky Harbour Sugar Land Airport, LLC, Sky Harbour Opa Locka Airport, LLC, Nashville Hangars LLC, APA Hangars LLC and DVT Hangars LLC (each, a “Borrower” and collectively, the “Borrowers”) pursuant to a Loan Agreement, dated as of September 1, 2021 (the “Loan Agreement”), between the Issuer and the Borrowers, for the purpose of financing and refinancing the 2021 Project;

WHEREAS, the Loan Agreement specifies the terms and conditions of the loan by the Issuer to the Borrowers of the proceeds of the Series 2021 Bonds to provide for financing of the 2021 Project and of the payment by the Borrowers to the Issuer of amounts sufficient for the payment of the principal of, premium, if any, or interest on the Bonds and costs incidental thereto;

WHEREAS, the Series 2021 Bonds will be secured by that certain Senior Master Indenture Promissory Note No. 2021-1 (the “Master Indenture Note”), issued by, and evidencing a joint and several obligation of, the Members of the Obligated Group (hereinafter defined) under that certain Master Trust Indenture, dated as of September 1, 2021, as supplemented from time to time, including by the First Supplemental Master Trust Indenture, dated as of September 1, 2021 (collectively, the “Master Indenture”), each between the Members of the Obligated Group and The Bank of New York Mellon, as master trustee (the “Master Trustee”);

WHEREAS, in order to provide for the authentication and delivery of the Bonds, to establish and declare the terms and conditions upon which the Bonds are to be issued and secured and to secure the payment of the principal (or Redemption Price) thereof and interest thereon, the Issuer has authorized the execution and delivery of this Indenture; and

WHEREAS, all acts and proceedings required by law and all other things necessary to make the Series 2021 Bonds, when executed by the Issuer, authenticated and delivered by the Trustee and issued as in this Indenture provided, the valid, binding, and legal obligations of the Issuer and to constitute this Indenture a valid and binding agreement for the uses and purposes herein set forth in accordance with its terms, have been done and performed, and the creation, execution, and delivery of this Indenture, and the creation, execution, and issuance of the Series 2021 Bonds subject to the terms hereof, have in all respects been duly authorized;

NOW, THEREFORE, KNOW ALL PERSONS BY THESE PRESENTS:

GRANTING CLAUSES

That the Issuer in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of any Bonds by the holders and owners thereof, and of the sum of One Dollar, lawful money of the United States of America, to it duly paid by the Trustee at or before the execution and delivery of these presents, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to secure the payment of the principal or Redemption Price, if any, of, and interest on all Bonds according to their tenor and effect and all other amounts due in connection therewith and the performance and observance by the Issuer of all the covenants expressed or implied herein and in the Bonds, does hereby grant, bargain, sell, convey, pledge, and assign unto, and grant a security interest in and to, the Trustee, and unto its respective successors in trust, and to their respective assigns, forever, for the securing of the performance of the obligations of the Issuer hereinafter set forth, the following:

I.

The General Financing Documents (as such term is defined in Article I below and, except to the extent to which any such document provides for retention of Unassigned Rights), including, without limitation, the Loan Agreement and the Master Indenture Notes, and including all extensions and renewals of the term thereof, if any, together with all right, title, and interest of the Issuer therein (including rights, title and interests of the Borrowers pledged to the Issuer to secure the Borrowers’ obligations to the Issuer pursuant to the Loan Agreement) including, but without limiting the generality of the foregoing, the present and continuing right to claim, collect, and receive any of the moneys, income, revenues, issues, profits, and other amounts payable or receivable thereunder, to bring actions and proceedings thereunder or for the enforcement thereof, and to do any and all things which the Issuer is or may become entitled to do under the Loan Agreement and the Master Indenture Notes but reserving in all cases, however, to the Issuer the Unassigned Rights upon the conditions therein set forth;

II.

Subject only to the rights of the Issuer to apply amounts under the provisions of this Indenture, the pledge and assignment of the Trust Estate (as hereinafter defined) hereby made shall immediately attach thereto and shall be effective, binding and enforceable from and after the time of the delivery by the Trustee of the first bonds authenticated and delivered under this Indenture. The security so pledged and any assignment then or thereafter received by the Trustee from the Issuer as security for the Bonds shall immediately be subject to the lien of such pledge and assignment and the lien of such pledge and assignment shall be valid and binding against the Issuer, purchasers thereof, creditors and all other parties having claims against the Issuer irrespective of whether such parties have notice thereof and without the need for any physical delivery, recordation, filing or further act.

III.

All Funds (as such term is defined in Article I below and except the Rebate Fund) and moneys and securities therein; and

IV.

All moneys and securities from time to time held by the Trustee or the Paying Agent under the terms of this Indenture (except moneys and securities in the Rebate Fund) and any and all other real or personal property of every name and nature concurrently herewith or from time to time hereafter by delivery or by writing of any nature conveyed, mortgaged, pledged, assigned, or transferred as and for additional security hereunder by the Issuer or by anyone in its behalf, or with its written consent, to the Trustee or the Paying Agent, which are hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof;

TO HAVE AND TO HOLD all and singular the above described trust estate (as the same is further defined herein, the “Trust Estate”), whether now owned or hereafter acquired, unto the Trustee and its respective successors and assigns in trust forever to its and their own proper use and behalf:

BUT IN TRUST NEVERTHELESS, for the benefit and security of all present and future holders, in the following order of priority, first of the Senior Bonds, second of the Subordinate Class A Bonds and third of the Subordinate Class B Bonds: (i) with all payment of principal and Redemption Price of and interest on the Senior Bonds and any fees and charges payable on the Senior Bonds and all security rights in and to the Trust Estate and all other rights and privileges hereunder with respect to the Senior Bonds to be prior and superior in all respects to any payment on or with respect to the Subordinate Bonds and all security rights in and to the Trust Estate and all other rights and privileges hereunder with respect to the Subordinate Bonds, and (ii) with all payment of principal and Redemption Price of and interest on the Subordinate Class A Bonds and any fees and charges payable on the Subordinate Class A Bonds and all security rights in and to the Trust Estate and all other rights and privileges hereunder with respect to the Subordinate Class A Bonds to be prior and superior in all respects to any payment on or with respect to the Subordinate Class B Bonds and all security rights in and to the Trust Estate and all other rights and privileges hereunder with respect to the Subordinate Class B Bonds, but without preference of any Senior Bond over any other Senior Bond or any Subordinate Class A Bond over any other Subordinate Class A Bond, or any Subordinate Class B Bond over any other Subordinate Class B Bond, except, in each case as herein specifically provided, and for enforcement of payment of the Bonds in accordance with their terms and all other sums payable hereunder or on the Bonds and for the performance of and compliance with the obligations, covenants and conditions of this Indenture, as if all the Bonds at any time Outstanding had been authenticated, executed and delivered simultaneously with the execution and delivery of this Indenture, all as herein set forth;

PROVIDED, HOWEVER, that if the Issuer, or its successors or assigns, shall well and truly pay, or cause to be paid, the principal or Redemption Price, if any, of, and interest on, the Bonds due or to become due thereon, and all other amounts due thereunder, at the times and in the manner mentioned in the Bonds according to their tenor, and shall cause the payments to be made on the Bonds as required under Article VI hereof, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon, and shall well and truly keep, perform, and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed, and observed by it, and shall pay or cause to be paid to the Trustee all sums of money due or to become due to it in accordance with the terms and provisions of the Loan Agreement and the Master Indenture Notes, and this Indenture, then upon the final payment thereof this Indenture and the rights hereby granted shall cease, determine, and be void; otherwise this Indenture to be and remain in full force and effect.

THIS TRUST INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated, and delivered and all of the property, rights, and interests, including, without limitation, the loan payments and other amounts hereby assigned and pledged, are to be dealt with and disposed of under, upon, and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses, and purposes as hereinafter expressed, and the Issuer has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the respective holders and owners of the Bonds as follows:

ARTICLE I.
DEFINITIONS AND INTERPRETATION

Section 1.1.    Definitions. Terms capitalized herein but not defined herein shall have the meanings ascribed thereto under the Loan Agreement. In addition, as used in this Indenture:

“Account” means any account within a special trust fund as established under this Indenture.

“Act of Bankruptcy” means with respect to any Person, the filing of a petition in bankruptcy (or the other commencement of a bankruptcy or similar proceeding) by or against such Person, under the Federal Bankruptcy Code or any other applicable bankruptcy, insolvency, reorganization or similar law, now or thereafter in effect; provided, however, that no involuntary petition in bankruptcy, or appointment of a trustee, custodian or receiver, without the consent of such Person, shall constitute an Act of Bankruptcy until one hundred and twenty (120) days shall have elapsed from the date of filing thereof, during which time such Person has been unable to obtain the dismissal of the petition or appointment.

“Additional Bonds” means Bonds of one or more Series, other than the Series 2021 Bonds, authorized and issued by the Issuer, in the Issuer’s sole and exclusive discretion, pursuant to this Indenture, each of which Series shall be designated as either Senior Bonds or Subordinate Bonds.

“Additional Senior Bonds” means Bonds of one or more Series of Senior Bonds that qualify as Additional Bonds hereunder.

“Additional Subordinate Bonds” means Bonds of one or more Series of Subordinate Bonds that qualify as Additional Bonds hereunder.

“Authorized Denominations” shall mean $500,000 and any integral multiple of $5,000 in excess thereof, provided that at such time as the Borrower Representative shall provide to the Issuer and the Trustee written evidence to the effect that each Rating Agency then rating a Class of Bonds has rated such Class of Bonds “BBB-” or equivalent, or higher (without regard for gradation within a rating category and without regard for credit enhancement unless such credit enhancement extends through the final maturity date of the Bonds), the Authorized Denominations of such Class of Bonds shall be changed (if requested by the Borrower Representative) to denominations of $5,000 or any integral multiple thereof, in each case, notwithstanding whether at a future time the Bonds of that Class are no longer rated at such rating.

“Authorized Representative” means, in the case of the Issuer, any Authorized Signatory of the Issuer, in the case of the Obligated Group, any Authorized Representative of the Obligated Group under the Master Indenture, and, when used with reference to the performance of any act, the discharge of any duty, or the execution of any certificate or other document, any officer, employee or other person authorized to perform such act, discharge such duty or execute such certificate or other document, provided the Trustee receives written evidence of such person’s authorization.

“Authorized Signatory” means any officer, director or other Person designated by resolution of the Board of Directors of the Issuer (whether such resolution is adopted in connection with the issuance of the Bonds or otherwise) or by the Issuer’s Bylaws as an ‘Authorized Signatory’ empowered to, among other things, execute and deliver on behalf of the Issuer, this Indenture, the Issuer Finance Documents, and the Bonds.

“Available Moneys” shall mean (i) moneys held by the Trustee (other than in the Rebate Fund) and under this Indenture for a period of at least 123 days and not commingled with any moneys so held for less than said period and during which period no petition in bankruptcy was filed by or against, and no receivership, insolvency, assignment for the benefit of creditors or other similar proceeding has been commenced by or against, any Borrower, unless such petition or proceeding was dismissed and all applicable appeal periods have expired without an appeal having been filed, (ii) investment income derived from the investment of moneys described in clause (i) and (iii) moneys with respect to which an opinion of nationally recognized bankruptcy counsel has been received by the Trustee to the effect that payments by the Trustee in respect of the Bonds, as provided in this Indenture, derived from such moneys should not constitute transfers avoidable under 11 U.S.C. §547(b) and recoverable from the Owners under 11 U.S.C. §550(a) should any Borrower be the debtor in a case under Title 11 of the United States Code, as amended.

“Beneficial Owner” shall mean, so long as the Bonds are negotiated in the Book-Entry System, any Person who acquires a beneficial ownership interest in a Bond held by the Securities Depository. If at any time the Bonds are not held in the Book-Entry System, Beneficial Owner shall mean Owner for purposes of this Indenture.

“Bond Counsel” shall mean Greenberg Traurig, LLP, or any other law firm approved by the Issuer having a national reputation in the field of municipal law, whose legal opinions are generally accepted by purchasers of municipal bonds.

“Bond Year” shall mean each one-year period that ends at the close of business on the day selected by the Borrower Representative, initially December 31 of each year. The first and last Bond Years may be short periods. If no day is selected by the Borrower Representative before the earlier of the date the last Bond is discharged or the date that is five (5) years after the Date of Delivery of the Bonds, Bond Years shall end on each anniversary of the Date of Delivery of the Bonds and on the date the last Bond is discharged. Different Series of Bonds may have different Bond Years if the Trustee is so notified in writing.

“Bondholder,” “holder,” or “owner” or words of similar import when used with reference to Bonds shall, unless otherwise specified, mean any person who shall be the registered owner of any Outstanding Bond.

“Bonds” means the Series 2021 Bonds and any Additional Bonds authorized and issued pursuant to Section 2.8 hereof.

“Book-Entry System” shall mean the system maintained by the Securities Depository described in Section 2.5 hereof.

“Borrower Financing Documents” means all documents and agreements executed and delivered by any Borrower on the Date of Delivery as security for or in connection with the issuance of the Bonds, including the Loan Agreement, the Tax Certificate, the Master Indenture Notes and the General Certificate of each Borrower, and all other documents executed in connection therewith.

“Borrower Representative” shall mean Sky Harbour Capital LLC or such other Person at the time designated to act on behalf of the Borrowers for purposes of this Indenture by a written instrument furnished to the Trustee containing the specimen signature of the Authorized Representatives of such Person and signed on behalf of each Borrower by any of their respective officers. The certificate may designate an alternate or alternates.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York and/or the cities in which the principal corporate trust or principal operations offices of the Master Trustee and the Trustee to whom a payment is to be made, as applicable, are located are authorized or obligated by law or executive order to be closed or the New York Stock Exchange is closed.

“Cede & Co.” means the nominee for The Depository Trust Company (DTC) who shall act as securities depository for the Bonds.

“Class” means a particular level of subordination of Bond, “Senior” being the most senior level, “Subordinate Class A” being the next level of subordination and “Subordinate Class B” being the most subordinate level.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder.

“Computation Date” shall mean an Installment Computation Date or the Final Computation Date.

“Date of Delivery” means the date that the Series 2021 Bonds are initially delivered pursuant to Section 2.7 hereof.

“Debt Service Fund” means the special trust fund so designated, established and maintained pursuant to Section 5.1 hereof.

“Debt Service Reserve Fund” means the special trust fund so designated, established and maintained pursuant to Section 5.1 hereof and the accounts therein.

“Debt Service Reserve Requirement” means, with respect to the Series 2021 Bonds, (a) so long as the Series 2021 Bonds do not carry an investment grade rating, an amount equal to the least of (i) the maximum annual principal and interest requirements of the Series 2021 Bonds, (ii) 10% of the Sale Proceeds of the Series 2021 Bonds, and (iii) 125% of the average annual principal and interest requirements of such Bonds, and (b) so long as the Series 2021 Bonds carry an Investment Grade Rating, an amount equal to fifty percent (50%) (unless and until such date as the Trustee has received a Notice of Reserve Fund Increase, after which date it shall be equal to one hundred percent (100%) until such time as the Trustee has received a Notice of Reserve Fund Decrease) of the maximum annual debt service requirements for the Series 2021 Bonds provided that, in the case of any issue of Tax-Exempt Bonds for purposes of Section 148 of the Code, in no event greater than the least of (i) the maximum annual principal and interest requirements of such Tax-Exempt Bonds, (ii) 10% of the Sale Proceeds and (iii) 125% of the average annual principal and interest requirements of such Bonds, in each case which amount shall be certified by the Borrower Representative, and with respect to any other Senior Bonds, the amount designated in the Supplemental Indenture providing for the issuance thereof.

“Default” means any event or condition which will, with the lapse of time, or the giving of notice, or both, become an Event of Default.

“Defeasance Collateral” means:

(a)    non-callable direct obligations of the United States of America, non-callable and non-prepayable direct federal agency obligations the timely payment of principal of and interest on which are fully and unconditionally guaranteed by the United States of America, non‑callable direct obligations of the United States of America which have been stripped by the United States Treasury itself or by any Federal Reserve Bank (not including “CATS,” “TRS” and “TIGRS”) and the interest components of REFCORP bonds for which the underlying bond is non-callable (or non-callable before the due date of such interest component) for which separation of principal and interest is made by request to the Federal Reserve Bank of New York in book-entry form, and shall exclude investments in mutual funds and unit investment trusts;

(b)    non-callable obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by the United States of America; and

(c)    bonds or other obligations of any state of the United States of America or of any agency, instrumentality or local government unit of any such state (i) which are not callable at the option of the obligor or otherwise prior to maturity or as to which irrevocable notice has been given by the obligor to call such bonds or obligations on the date specified in the notice, (ii) timely payment of which is fully secured by a fund consisting only of cash or obligations of the character described in clause (a) or (b) which fund may be applied only to the payment when due of such bonds or other obligations, and (iii) which are rated “AAA” by Standard & Poor’s or Fitch or “Aaa” by Moody’s Investors Service.

“Determination of Taxability” means, with respect to any Series 2021 Bonds, a determination that the interest income on any Series 2021 Bond does not qualify as being excludable from the gross income of the holder thereof (“exempt interest”) for any reason other than that such holder is a “substantial user” of the Project or a “related person” as such terms are defined in Section 147 of the Code, which determination shall be deemed to have been made upon the first to occur of any of the following: (a) the date on which any change in law or regulation becomes effective or on which the Internal Revenue Service issues any private ruling, technical advice memorandum or any other written communication to the effect that the interest income on any of the Series 2021 Bonds does not qualify as exempt interest; or (b) the date on which the Borrower Representative shall receive notice from the Trustee in writing that the Trustee has been advised by any holder or former holder that the Internal Revenue Service has issued a thirty-day letter or other notice which asserts that the interest on any such Series 2021 Bond does not qualify as such exempt interest; or (c) the date on which the Trustee receives written notice from any Bondholder that any Borrower has, or the Issuer has taken any action inconsistent with, or has failed to act consistently with, the tax exempt status of interest on the Series 2021 Bonds; provided that no Determination of Taxability shall be deemed to have occurred as a result of a determination by any Bondholder pursuant to clause (c) above unless such determination is supported by an opinion of Bond Counsel to the effect that the interest income on Series 2021 Bonds does not constitute exempt interest and that the Series 2021 Bonds do not qualify for a remedial action under the applicable regulations, compliance with which would render the interest on the Series 2021 Bonds tax exempt. With respect to any other Tax-Exempt Bonds, “Determination of Taxability” shall have the meaning, if any, provided in the Supplemental Indenture authorizing the issuance of such Tax-Exempt Bonds.

“DTC” or “The Depository Trust Company” means the limited-purpose trust company organized under the laws of the State of New York which shall act as securities depository for the Bonds, and any successor thereto.

“Electronic Means” shall mean telecopy, facsimile transmission, e-mail transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Environmental Regulations” means any federal, state or local law, statute, code, ordinance, regulation, requirement or rule relating to dangerous, toxic or hazardous pollutants, Hazardous Substances, chemical waste, materials or substances.

“Event of Default” has the meaning given such term in Section 8.1 hereof.

“Favorable Opinion of Bond Counsel” shall mean, with respect to any action the occurrence of which requires such an opinion, an unqualified Opinion of Counsel, which shall be a Bond Counsel, to the effect that such action is permitted under this Indenture and will not adversely affect the exclusion of interest on the Bonds from gross income for purposes of Federal income taxation (subject to the inclusion of any exceptions contained in the opinion delivered upon original issuance of the Bonds).

“Final Computation Date” shall have the meaning ascribed thereto in the Regulations.

“Fiscal Year” shall mean a period of twelve consecutive months ending on December 31 or on such other date as may be specified in a certificate delivered to the Trustee.

“Fitch” shall mean Fitch, Inc., and its successors and assigns, except that if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term “Fitch” shall be deemed to refer to any other nationally recognized securities rating agency selected by the Borrower Representative.

“Fund” means any special trust fund established pursuant to Article V hereof.

“Fund Letter of Credit” means the irrevocable, transferable letter of credit, if any, deposited in an applicable Fund in lieu of or in partial substitution for cash or securities on deposit therein, which shall be payable or available to be drawn upon on any date that moneys therein are required to be transferred; provided that the issuer providing such letter of credit shall be a banking association, bank or trust company or branch thereof whose letter of credit obligations are rated in any of the three highest rating categories of Fitch, Moody’s or Standard & Poor’s at the time such Fund Letter of Credit is issued.

“General Financing Documents” means the Borrower Financing Documents and the Issuer Financing Documents.

“Governmental Obligations” shall mean:

(i)         direct obligations of, or obligations the timely payment of the principal of and interest on which is guaranteed by, the United States of America;

(ii)       evidences of ownership of a proportionate interest in specified direct obligations of, or specified obligations the timely payment of the principal of and the interest on which are unconditionally and fully guaranteed by, the United States of America, which obligations are held by a bank or trust company organized and existing under the laws of the United States of America or any state thereof in the capacity of custodian;

(iii)     obligations issued by the Resolution Funding Corporation pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (the “FIRRE Act”), (A) the principal of which obligations is payable when due from payments of the maturing principal of non-interest bearing direct obligations of the United States of America which are issued by the Secretary of the Treasury and deposited in the Funding Corporation Principal Fund established pursuant to the FIRRE Act, and (B) the interest on which obligations, to the extent not paid from other specified sources, is payable when due by the Secretary of the Treasury pursuant to the FIRRE Act; and

(iv)      obligations which are (A) issued by any state or political subdivision thereof or any agency or instrumentality of such a state or political subdivision, (B) fully secured as to principal and interest by obligations described in clause (i), (ii) or (iii) above and (C) rated at the time of purchase in one of the two highest ratings categories by at least one Nationally Recognized Rating Agency.

“Group Representative” shall mean Sky Harbour Capital LLC, a Delaware limited liability company, and its successors and assigns, including, without limitation, any other Member of the Obligated Group which shall have been designated to assume the responsibilities of the Group Representative pursuant to the Master Indenture.

“Hazardous Substances” means (a) any oil, flammable substance, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Project or to persons on or about the Project or (ii) cause the Project to be in violation of any Environmental Regulation; (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (c) any chemical, material or substance defined as or included in the definition of “waste,” “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” or “toxic substances” or words of similar import under any Environmental Regulation including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 USC §§ 9601 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 USC §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 USC §§ 1801 et seq.; the Federal Water Pollution Control Act, 33 USC §§ 1251 et seq. and any state environmental law or regulation applicable to the location of any Project; (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or agency or may or could pose a hazard to the health and safety of the occupants of the Project or the owners and/or occupants of property adjacent to or surrounding the Project, or any other person coming upon the Project or adjacent property; or (e) any other chemical, materials or substance which may or could pose a hazard to the environment.

“Indebtedness” shall mean and include: (a) the Loan and (b) any additional obligation for the payment of money to a Person other than a Borrower, which obligation is incurred, assumed or guaranteed by a Borrower and is in the form of (i) a loan, (ii) a capitalized lease, installment sale agreement or other comparable arrangement to provide for the acquisition, renovation or construction of capital assets, or (iii) any other extension of credit by a third party which is properly treated as indebtedness under generally accepted accounting principles.

“Indenture” means this Indenture as from time to time amended or supplemented by Supplemental Indentures in accordance with Article X hereof.

“Independent Public Accountant” has the meaning provided in the Master Indenture.

“Installment Computation Date” means the last day of the fifth Bond Year and each succeeding fifth Bond Year.

“Interest Accrual Period” shall mean the period during which a Bond accrues interest payable on the next Interest Payment Date applicable thereto. Each Interest Accrual Period shall commence on (and include) the last Interest Payment Date to which interest has been paid (or, if no interest has been paid, from the date of original authentication and delivery of the Bonds) to, but not including, the Interest Payment Date on which interest is to be paid. If, at the time of authentication of any Bond, interest is in default or overdue on the Bonds, such Bond shall bear interest from the date to which interest has previously been paid in full or made available for payment in full on Outstanding Bonds.

“Interest Payment Date” shall mean each date on which interest is to be paid and is each January 1 and July 1, commencing on January 1, 2022.

“Investment Securities” shall mean and include any of the following to the extent the same are legal investments under the laws of any applicable jurisdiction:

(i)         cash deposits (insured at all times by the Federal Deposit Insurance Corporation or otherwise collateralized with Government Obligations);

(ii)        Government Obligations;

(iii)      obligations of the following federal agencies so long as such obligations are backed by the full faith and credit of the United States of America: (a) U.S. Export-Import Bank (Eximbank), (b) Rural Economic Community Development Administration, (c) Federal Financing Bank, (d) General Services Administration, (e) U.S. Maritime Administration, (f) U.S. Department of Housing and Urban Development (PHAs) (g) Small Business Administration, (h) Government National Mortgage Association (GNMA), (i) Federal Housing Administration, and (j) Farm Credit System Financial Assistance Corporation;

(iv)      direct obligations of any of the following federal agencies which obligations are not fully guaranteed by the full faith and credit of the United States of America: (a) senior debt obligations rated in the highest long-term rating category by at least two nationally recognized Rating Agencies issued by the Federal National Mortgage Association (FNMA) or Federal Home Loan Mortgage Corporation (FHLMC), (b) senior debt obligations of the Federal Home Loan Bank System, and (c) senior debt obligations of other United States government sponsored agencies bearing the same or higher ratings as Government Obligations;

(v)       U.S. dollar denominated deposit accounts, federal funds, bankers’ acceptances and other deposit products with domestic commercial banks which either (a) have a rating on their short-term certificates of deposit on the date of purchase in the highest short-term rating category of at least two nationally recognized Rating Agencies, (b) are insured at all times by the Federal Deposit Insurance Corporation or (c) are collateralized with Government Obligations at 102% of the value thereof, valued daily. All such certificates must mature no more than 360 days after the date of purchase (ratings on holding companies are not considered as the rating of the bank);

(vi)       commercial paper which is rated at the time of purchase in the highest short-term rating category of at least two nationally recognized Rating Agencies and which matures not more than 270 days after the date of purchase;

(vii)     investments in (a) money market funds registered under the Investment Company Act of 1940, as amended, whose shares are registered under the Securities Act of 1933, as amended, and rated in the highest short-term rating category of at least two nationally recognized Rating Agencies, including, without limitation, funds for which the Trustee, its Affiliates and subsidiaries serve as investment manager, administrator, shareholder servicing agent, and/or custodian or subcustodian or provide investment advisory or other management services (notwithstanding that the Trustee or an Affiliate receives and retains fees for services provided to such funds), and (b) public sector investment pools operated pursuant to SEC Rule 2a-7 in which the issuer’s deposit shall not exceed 5% of the aggregate pool balance at any time and such pool is rated in one of the two highest short-term rating categories of at least two nationally recognized Rating Agencies;

(viii)     pre-funded municipal obligations defined as follows: any bonds or other obligations of any state of the United States of America or of any agency, instrumentality or local government unit of any such state which are not callable at the option of the obligor prior to maturity or as to which irrevocable instructions have been given by the obligor to call on the date specified in the notice and (a) which are rated, based on an irrevocable escrow account or fund (the “escrow”), in the highest long-term rating category of at least two nationally recognized Rating Agencies (without regard to gradations), or (b)(1) which are fully secured as to principal and interest and redemption premium, if any, by an escrow consisting only of cash or Government Obligations, which escrow may be applied only to the payment of such principal of and interest and redemption premium, if any, on such bonds or other obligations on the maturity date or dates thereof or the specified redemption date or dates pursuant to such irrevocable instructions, as appropriate, and (2) which escrow is sufficient, as verified by a nationally recognized independent certified public accountant, to pay principal of and interest and redemption premium, if any, on the bonds or other obligations described in this clause (viii) on the maturity date or dates specified in the irrevocable instructions referred to above, as appropriate;

(ix)       general obligations of states with a short-term rating in one of the two highest rating categories and a long-term rating in one of the two highest rating categories of at least two nationally recognized Rating Agencies. In the event such obligations are variable rate obligations, the interest rate on such obligations must be reset not less frequently than annually;

(x)         investment agreements with a Qualified Investment Provider;

(xi)        other forms of investments (including repurchase agreements) approved in writing by a Qualified Financial Institution providing a Credit Facility or not unacceptable to the Rating Agencies then rating any Bonds;

(xii)      repurchase agreements relating to securities described in clauses (i), (ii), (iii), (iv), (vi), (viii) and (ix) above, with Qualified Investment Provider which agreement shall provide that (A) such securities have a value of at least 103% (valued on each interest payment date for the Bonds) of the specified repurchase price and are deposited with the Trustee or with a third party custodian approved by, and in accordance with documentation satisfactory to, the Trustee, (B) the provider will repurchase such securities without penalty upon request of the Trustee in order to use the proceeds for any purpose for which the Fund from which the investment was made may be used, (C) if such rating falls below “A3” or “A-,” respectively by either Moody’s and Standard & Poor’s, the provider must notify the Trustee and repurchase such securities without penalty within five (5) Business Days of such downgrade and (D) the Trustee is expressly authorized to liquidate such securities in the event of the insolvency of the provider or the commencement by or against the provider of a case under the federal Bankruptcy Code or the appointment or taking possession by a trustee or custodian of the assets of the provider; and

(xiii)      a guaranteed investment contract with a defined termination date, secured by Government Obligations or other security not unacceptable to the Rating Agencies then rating the Bonds, if any, in an amount at least equal to the amount invested under the contract and pledged to the Trustee.

“Issuer” means Public Finance Authority, its successors and assigns.

“Issuer Financing Documents” means, collectively, this Indenture, the Loan Agreement, the Tax Certificate, and all other documents executed and delivered by the Issuer in connection therewith.

“Joint Exercise Agreement” means the Amended and Restated Joint Exercise of Powers Agreement Relating to the Public Finance Authority, dated September 28, 2010 by and among Adams County, Wisconsin, Bayfield County, Wisconsin, Marathon County, Wisconsin, Waupaca County Wisconsin and the City of Lancaster, Wisconsin, as such agreement may be amended from time to time.

“Letter of Representations” means the Letter of Representations of the Issuer to DTC.

“Loan Agreement” means the Loan Agreement of even date herewith between the Issuer and the Borrowers, and any amendments and supplements thereto.

“Master Indenture” means that certain Master Trust Indenture dated as of September 1, 2021, as supplemented by a First Supplemental Master Trust Indenture, dated as of September 1, 2021, each between the Members of the Obligated Group and the Master Trustee, as the same may be further amended and supplemented from time to time.

“Master Indenture Notes” means, collectively, the Senior Notes and the Subordinated Notes.

“Master Trust Indenture Documents” means the Master Indenture, the Mortgages and the ground leases under which the Members of the Obligated Group hold their respective leasehold interests in the ground that is a part of any project financed pursuant to the terms of the Master Indenture.

“Master Trustee” means The Bank of New York Mellon, as master trustee under the Master Indenture and its successors and assigns thereunder.

“Maturity Date” shall mean the date of final maturity of any Series of Bonds.

“Maximum Rate” shall mean a rate of interest that shall not (as a result of an event of default or otherwise) exceed (i) the not to exceed interest rate stated in the Series 2021 Bond Resolution, 12% per annum, or (ii) the highest rate allowed by law.

“Member of the Obligated Group” means those members of the obligated group, from time to time, that are parties to the Master Indenture.

“Moody’s” shall mean Moody’s Investors Service, a corporation duly organized and existing under and by virtue of the laws of the State of Delaware, and its successors and assigns, except that if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency selected by the Borrower Representative.

“Mortgages” means the Mortgages, as such term is defined in the Master Indenture from certain of the Members of the Obligated Group to the Master Trustee given against the interests of the Members of the Obligated Group under the Related Ground Leases to secure the payment of the Obligations issued under the Master Indenture, including, without limitation, the Master Indenture Notes.

“Notice of Reserve Fund Decrease” shall have the meaning set forth in Section 7.9 hereof.

“Notice of Reserve Fund Increase” shall have the meaning set forth in Section 7.9 hereof.

“Notice Parties” shall mean the Issuer, the Borrower Representative, the Trustee, the Paying Agent, the Master Trustee and the Group Representative.

“Obligated Group” shall have the meaning set forth in the Master Indenture.

“Opinion of Counsel” shall mean a written legal opinion from a firm of attorneys experienced in the matters to be covered in the opinion.

“Outstanding”, when used with reference to a Bond or Bonds, as of any particular date, means all Bonds which have been authenticated and delivered hereunder, except:

(1)         Any Bonds canceled by the Trustee because of payment or redemption prior to maturity or surrendered to the Trustee for cancellation;

(2)         Any Bond (or portion of a Bond) paid or redeemed or for the payment or redemption of which there has been separately set aside and held in the Redemption Account of the Debt Service Fund moneys in an amount sufficient to effect payment of the principal or applicable Redemption Price thereof, together with accrued interest on such Bond to the payment or redemption date, which payment or redemption date shall be specified in irrevocable instructions given to the Trustee to apply such moneys to such payment on the date so specified;

(3)         Bonds in exchange for or in lieu of which other Bonds shall have been authenticated and delivered under Article IV hereof; and

(4)         Any Bond deemed to have been paid as provided in Section 12.1(b) hereof.

“Owner” shall mean the registered owner of a Bond, including the Securities Depository, if any, or its nominee.

“Paying Agent” shall mean the commercial bank, trust company or other entity which may from time to time be appointed to serve as Paying Agent as provided in Section 9.1 hereof. Until such time as an alternate Paying Agent is appointed, the Paying Agent shall be the Trustee.

“Permitted Encumbrances” shall have the meaning set forth in the Master Indenture (as in effect on the date hereof) with respect to any particular Project.

“Person” shall mean an individual, a corporation, a partnership, an association, a joint venture, a trust, an unincorporated organization or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal and Interest Account” means the Account so designated, established within the Debt Service Fund pursuant to Section 5.1 hereof.

“Principal Payment Date” shall mean any date upon which the principal amount of Bonds is due hereunder, including the Maturity Date, any Redemption Date, any date on which a Sinking Fund Payment is due, or the date the maturity of any Bond is accelerated pursuant to the terms hereof or otherwise.

“Project” means the land, facilities, equipment and other property financed by the proceeds of the Series 2021 Bonds or any Additional Bonds, and includes, without limitation, the 2021 Project.

“Qualified Financial Institution” shall mean a bank, trust company, national banking association, insurance company, other financial services company or government or quasi-governmental agency whose unsecured long term debt obligations (in the case of a bank, trust company, national banking association, other financial services company, government or quasi-governmental agency) or whose claims paying abilities (in the case of an insurance company) are rated in any of the three highest rating categories (without regard to gradation) by one or more of Moody’s, Fitch and S&P, including the rating agency, if any, then rating the Bonds (i.e., the equivalent of A or higher).

“Qualified Investment Provider” shall mean a financial institution or insurance company which has (or the parent company or guarantor of which has), at the date of execution of the applicable investment agreement, an outstanding issue of unsecured, uninsured and unguaranteed debt obligations or a claims paying ability rated in either of the two highest long-term rating categories by Moody’s, Fitch or S&P, including the rating agency, if any, then rating the Bonds (without regard to gradations).

“Rating Agencies” shall mean any of Moody’s, S&P or Fitch, which is then providing a rating on the Bonds.

“Rebate Amount” has the meaning ascribed in Section 1.148-3(b) of the Regulations and generally means the excess as of any date of the future value of all receipts on Nonpurpose Investments over the future value of all payments on Nonpurpose Investments all as determined in accordance with Section 1.148-3 of the Regulations.

“Rebate Analyst” means Bond Counsel or an Independent Public Accountant or other Independent financial analyst qualified and experienced in the calculation of Rebate Payments under Section 148 of the Code and not unacceptable to the Trustee, charged with calculating to Rebate Amounts and Rebate Payments with respect to a Tax-Exempt Bonds.

“Rebate Fund” means the special trust fund so designated, established pursuant to Section 5.1 hereof.

“Rebate Payment” shall mean the minimum amount of rebatable arbitrage required to be paid with respect to any particular Tax-Exempt Series 2020 Bonds on a Computation Date.

“Regulations” means the applicable Income Tax Regulations under Sections 103 and 141 through 150 of the Code and, to the extent appropriate, any predecessor statute, whether at the time proposed, temporary, final or otherwise.

“Record Date” shall mean the fifteenth (15th) day (whether or not a Business Day) of the month next preceding each Interest Payment Date.

“Redemption Account” means the Account so designated, established within the Debt Service Fund pursuant to Section 5.1 hereof.

“Redemption Date” shall mean the date fixed for redemption of Bonds subject to redemption in any notice of redemption given in accordance with the terms hereof.

“Redemption Price” shall mean an amount equal to the principal of and premium, if any, and accrued interest, if any, on the Bonds to be paid on the Redemption Date.

“Required Bondholders” means in the case of consent or direction to be given hereunder, the holders of the majority in aggregate principal amount Outstanding of Senior Bonds or, (i) if no Senior Bonds remain outstanding, or (ii) if the Holders of the Outstanding Senior Bonds have so consented pursuant to a Special Senior Consent, the Holders of the majority in aggregate principal amount Outstanding of Subordinate Class A Bonds or, (iii) if no Senior Bond and no Subordinate Class A Bond remains Outstanding, the Holders of the majority in aggregate principal amount Outstanding of Subordinate Class B Bonds.

“Responsible Officer” means, when used with respect to the Trustee, any vice president, assistant vice president, senior associate, associate or other officer of the Trustee within the corporate trust office specified in Section 13.1 (or any successor corporate trust office) customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the corporate trust office specified in Section 13.1 because of such person’s knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this Indenture.

“S&P” shall mean S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC, and its successors and assigns, except that if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term “S&P” shall be deemed to refer to any other nationally recognized securities rating agency selected by the Borrower Representative.

“Securities Depository” shall mean The Depository Trust Company, 711 Stewart Avenue, Garden City, New York 11530, Fax (516) 227-4039 or 4190 and such other securities depository as the Members of the Obligated Group may designate in a certificate of the Members of the Obligated Group delivered to the Trustee.

“Senior Bonds” means, initially, the Series 2021 Bonds and as Series of Additional Bonds are issued, any Additional Bonds of any Series designated as “Senior” and secured by a Senior Note.

“Senior DSR Account” means the special trust account so designated, established and maintained pursuant to Section 5.1 hereof.

“Senior DSRFR” shall have the meaning set forth under “Debt Service Reserve Fund Requirement” above.

“Senior Notes” means Senior Master Indenture Promissory Note No. 2021-1 delivered pursuant to the Master Indenture, and any other senior notes issued pursuant to the Master Indenture as the same may be amended or supplemented from time to time.

“Series” means any series of Bonds.

“Sinking Fund Payment” means the amount required by the Indenture as payable on a single future date for the retirement of any Outstanding Bonds which are expressed to mature after such future date, but does not include any amounts payable by reason only of the maturity of a Bond.

“Special Senior Consent” means with respect to any action of the Trustee to be taken upon the direction or consent of Holders of Subordinate Bonds, written consent of the Holders of a majority in aggregate principal amount Outstanding of the Senior Bonds which may be obtained in respect of rights affecting the Subordinate Bonds alone.

“State” means the State of Wisconsin.

“Subordinate Class A Bonds” means any Additional Bonds issued hereunder and secured by a Subordinate Class A Note under the Master Indenture.

“Subordinate Class A DSR Account” means the special trust account so designated, established and maintained pursuant to Section 5.1 hereof.

“Subordinated Class A DSRFR” shall have the meaning set forth in a Supplemental Indenture.

“Subordinate Class A Note” shall have the meaning set forth in the Master Indenture.

“Subordinate Class B Bonds” means any Additional Bonds issued hereunder and secured by a Subordinate Class B Note under the Master Indenture.

“Subordinate Class B DSR Account” means the special trust account so designated, established and maintained pursuant to Section 5.1 hereof.

“Subordinated Class B DSRFR” shall have the meaning set forth in a Supplemental Indenture.

“Subordinate Class B Notes” shall have the meaning set forth in the Master Indenture.

“Subordinate Bonds” means the Bonds of any Series of Additional Bonds designated as “Subordinate” and secured by the Subordinate Notes.

“Subordinate Notes” means any subordinate note issued under the Master Indenture.

“Supplemental Indenture” means any indenture supplemental hereto or amendatory hereof, adopted by the Issuer in accordance with Article X hereof.

“Tax Certificate” means collectively, the Arbitrage and Tax Certificate dated the date of initial issuance and delivery of the Series 2021 Bonds, executed by the Issuer and the Borrowers, and any amendments and supplements thereto.

“Taxable Bonds” means any Series of Bonds, the interest on which is includable in federal income tax under the Code.

“Tax-Exempt Bonds” means the Series 2021 Bonds and any other Series of Bonds, the interest on which is excludable from the gross income of the holders thereof for federal income tax purposes.

“Tax Incidence Date” means the date as of which interest on any Tax-Exempt Bonds becomes or became includable in the gross income of the recipient thereof (other than the Members of the Obligated Group or another substantial user or related person) for federal income tax purposes for any cause, as determined by a Determination of Taxability.

“Term” when used with reference to the Loan Agreement, means the term of the Loan Agreement determined as provided in Article III thereof.

“Trust Estate” means all property and rights granted to the Trustee pursuant to the granting clauses of this Indenture, as the same may be amended or supplemented from time to time.

“Trustee” shall mean the commercial bank, trust company or other entity which may from time to time be appointed to serve as Trustee as provided in Section 9.1 hereof. The initial Trustee shall be The Bank of New York Mellon.

“Unassigned Rights” means the Issuer’s rights under Sections 3.2(a)(iv), 3.2(b), 3.3, 4.3, 7.4, 7.5, 7.6, 7.10 7.11, 7.13, 7.14 and 7.15 of the Loan Agreement, and, to the extent not expressly provided in such sections or in any other sections hereof or thereof), the Issuer’s rights hereunder or thereunder to (i) inspect books and records, (ii) give or receive notices, approvals, consents, requests, and other communications, (iii) receive payment or reimbursement of expenses, including, without limitation, “Additional Payments” as defined in the Loan Agreement and the Issuer’s Annual Fee, (iv) immunity from and limitation of any liability, (v) indemnification by each Borrower or any other Person, (vi) security for the indemnification obligation of each Borrower, and (vii) to enforce, in the Issuer’s own name and on the Issuer’s own behalf, those provisions hereof or of the Loan Agreement and any other document, instrument or agreement entered into with respect to the Bonds that provides generally for the foregoing enumerated rights or any similar rights of the Issuer or any Issuer Indemnified Person. For avoidance of doubt, the “Unassigned Rights” referenced in clauses (iv), (v), and (vi), above, shall include (but not be limited to) the rights of the Issuer Indemnified Persons to immunity from and limitation of liability and indemnification by the Borrower as provided in the Loan Agreement and the right of any such Issuer Indemnified Person to enforce such rights in his, her or its own name.

Section 1.2.    Interpretation.

(a)    In this Indenture:

(i)    Any capitalized word or term used but not defined herein shall have the meaning ascribed to such word or term in the Loan Agreement or the Tax Certificate, as the case may be.

(ii)    The terms “hereby”, “hereof’, “hereto”, “herein”, “hereunder” and any similar terms, as used in this Indenture, refer to this Indenture, and the term “hereafter” means after, and the term “heretofore” means before, the date of execution of this Indenture.

(iii)    Words of the masculine gender mean and include correlative words of the feminine and neuter genders and words importing the singular number mean and include the plural number and vice versa.

(iv)    Words importing persons include firms, associations, partnerships (including limited partnerships), limited liability companies, trusts, corporations and other legal entities, including public bodies, as well as natural persons.

(v)    Any headings preceding the texts of the several Articles and Sections of this Indenture, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Indenture, nor shall they affect its meaning, construction or effect.

(vi)    All approvals, consents and acceptances required to be given or made by any person or party hereunder shall be at the reasonable discretion of the party whose approval, consent or acceptance is required except to the extent otherwise specified herein.

(vii)    This Indenture shall be governed by and construed in accordance with the applicable laws of the State.

(viii)    Unless otherwise provided herein, all references to a particular time are to Eastern Time.

(b)    Whenever the Issuer is named or referred to, it shall be deemed to include its successors and assigns whether so expressed or not. All of the covenants, stipulations, obligations, and agreements by or on behalf of, and other provisions for the benefit of, the Issuer contained in this Indenture shall bind and inure to the benefit of such successors and assigns and shall bind and inure to the benefit of any officer, board, commission, issuer, agency or instrumentality to whom or to which there shall be transferred by or in accordance with law any right, power or duty of the Issuer, or of its successors or assigns, the possession of which is necessary or appropriate in order to comply with any such covenants, stipulations, obligations, agreements or other provisions hereof.

(c)    If any one or more of the covenants or agreements provided herein on the part of the Issuer or the Trustee to be performed should be contrary to law, then such covenant or covenants or agreement or agreements shall be deemed separable from the remaining covenants and agreements hereof, and shall in no way affect the validity of the other provisions of this Indenture or of the Bonds.

(d)    For purposes hereof, the Trustee shall not be deemed to have knowledge of any fact or the occurrence of any event unless and until a Responsible Officer of the Trustee has written notice thereof or actual knowledge thereof, provided that the Trustee shall be deemed to have knowledge of any default in payments due on the Bonds or under Section 3.1(c) or (d) of the Loan Agreement, and of any draw and failure to replenish the Debt Service Reserve Fund.

ARTICLE II.
AUTHORIZATION, ISSUANCE, CONDITIONS AND TERMS OF BONDS

Section 2.1.    Authorization and Issuance of Bonds.

(a)    Bonds of the Issuer issued hereunder shall be subject to the terms, conditions and limitations established herein. No Bonds may be authenticated and delivered except in accordance with this Article II.

(b)    There shall be issued under and secured by this Indenture a series of Bonds to be designated “Public Finance Authority Senior Special Facility Revenue Bonds (Sky Harbour Capital LLC Aviation Facilities Project), Series 2021”, in the aggregate principal amount of $166,340,000.

(c)    The Series 2021 Bonds shall mature on July 1 of each year set forth below and bear interest, payable on each Interest Payment Date, at the rate per annum set forth in the following table:

TERM BONDS

Year (July 1)	Amount	Interest Rate
2036	$21,085,000	4.000%
2041	30,435,000	4.000
2054	114,820,000	4.250

(d)    The Series 2021 Bonds shall be numbered from one upward, in consecutive numerical order with the number of each number prefixed by a Code as follows: “Sen” for Senior. Bonds issued in exchange shall be numbered in such manner as the Trustee in its discretion shall determine.

Section 2.2.    Method and Place of Payment.

(a)    Unless otherwise provided in any writing with or from the Securities Depository, the interest on the Bonds shall be paid by the Paying Agent on the Interest Payment Dates by wire transfer of immediately available funds to an account specified by the Owner in a writing delivered to the Paying Agent. Any such specified account shall remain in effect until revised by such Owner by an instrument in writing delivered to the Paying Agent. The principal of and premium, if any, on each Bond shall be payable on the Principal Payment Date, upon surrender thereof at the office of the Paying Agent.

(b)    Except as may be specifically set forth herein, the Paying Agent, the Trustee, the Borrowers and the Issuer may treat the Owner of a Bond as the absolute owner thereof for all purposes, whether or not such Bond shall be overdue, and the Paying Agent, the Trustee, the Borrowers, and the Issuer shall not be affected by any knowledge or notice to the contrary; and payment of the principal of and premium, if any, and interest on such Bond shall be made only to such Owner, which payments shall be valid and effectual to satisfy and discharge the liability of such Bond to the extent of the sum or sums so paid. All Bonds at maturity or on earlier redemption paid pursuant to the provisions of this Section shall be cancelled by the Paying Agent.

Section 2.3.    Payment of Principal and Interest of Bonds; Acceptance of Terms and Conditions.

(a)    The interest on the Bonds shall become due and payable on the Interest Payment Dates in each year to and including the Maturity Date, on each Redemption Date, and on the date of any acceleration prior thereto. The principal of the Bonds shall become due and payable on the Principal Payment Dates.

(b)    By the acceptance of its Bond, the Owner and each Beneficial Owner thereof shall be deemed to have agreed to all the terms and provisions of such Bond as specified in such Bond and this Indenture including, without limitation, the applicable interest rates, mandatory and optional redemption provisions applicable to such Bond, method and timing of redemption, payment, etc. Such Owner and each Beneficial Owner further agree that if, on any date upon which one of its Bonds is to be redeemed or paid at maturity or earlier due date, funds are on deposit with the Paying Agent or the Trustee to pay the full amount due on such Bond, then such Owner or Beneficial Owner shall have no rights under this Indenture other than to receive such full amount due with respect to such Bond and that interest on such Bond shall cease to accrue as of such date.

Section 2.4.    Calculation and Payment of Interest. Interest shall be calculated on the basis of a 360 day year comprised of twelve 30-day months. Payment of interest on each Bond shall be made on each Interest Payment Date for such Bond for unpaid interest accrued during the Interest Accrual Period to the Owner of record of such Bond on the applicable Record Date. In the absence of manifest error, the record of interest rates maintained by the Paying Agent shall be conclusive and binding upon the Paying Agent, the Trustee, the Issuer, the Borrowers, the Owners and the Beneficial Owners.

Section 2.5.    Maximum Interest Rate. Notwithstanding any provision herein to the contrary, at no time, whether as a result of an Event of Default or otherwise, shall the Bonds bear interest at an interest rate higher than the Maximum Rate.

Section 2.6.    Book Entry System. Initially the Bonds will be issued as book-entry only bonds and the Letter of Representations with DTC and the provisions of such Letter of Representations shall be incorporated herein by reference; provided, however, that a Supplemental Indenture authorizing a Series of Bonds may include provisions superseding the provisions of the Letter of Representations with respect to that Series.

Unless otherwise provided in the Supplemental Indenture authorizing a Series of Bonds, the Bonds of each Series shall be initially issued in the form of a single, fully-registered certificate in the aggregate principal amount of each maturity of each Series or in more than one such certificate if and to the extent, required by DTC. So long as the Bonds of a Series are held in the Book-Entry System the registered owner of all of the Bonds of such Series shall be DTC, and the Bonds of the Series shall be registered in the name of Cede & Co., as nominee for DTC. The Trustee and the Issuer may treat DTC (or its nominee) as the sole and exclusive registered owner of the Bonds of such Series registered in its name for the purposes of payment of the principal of or interest on the Series of Bonds, giving any notice permitted or required to be given to registered owners under this Indenture and the Letter of Representations, registering the transfer of Bonds, obtaining any consent or other action to be taken by registered owners and for all other purposes whatsoever; and neither the Trustee nor the Issuer shall be affected by any notice to the contrary. Neither the Trustee nor the Issuer shall have any responsibility or obligation to any DTC Participant, any person claiming a beneficial ownership interest in the Bonds of a Series under or through DTC or any DTC Participant, or any other person which is not shown on the registration books of the Trustee as being a registered owner, with respect to the accuracy of any records maintained by DTC or any DTC Participant; the payment of DTC or any DTC Participant of any amount in respect of the principal of or interest on the Bonds of the Series; any notice which is permitted or required to be given to registered owners under this Indenture and the Letter of Representations; or any consent given or other action taken by DTC as registered owner. The Trustee shall pay from monies available hereunder all principal of, and interest on the Bonds of a Series only to or “upon the order” of DTC (as that term is used in the Uniform Commercial Code as adopted in the State), and all such payments shall be valid and effective to fully satisfy and discharge the Issuer’s obligations with respect to the principal of and interest on the Bonds of a Series to the extent of the sum or sums so paid. So long as the Bonds of a Series are held in the Book-Entry System, no person other than DTC shall receive an authenticated bond certificate of that Series. Upon delivery by DTC to the Trustee of DTC’s written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions of the Supplemental Indenture and this Indenture with respect to transfers of Bonds, the term “Cede & Co.” in the Supplemental Indenture and this Indenture shall refer to such new nominee of DTC; provided, however, registered ownership of the Bonds of a Series, or any portions thereof, may not be transferred except (i) to any successor of DTC or its nominee, provided that any such successor shall be qualified under any applicable laws to provide the service proposed to be provided by it; (ii) to any substitute depository or its successor; or (iii) to any person as provided in the following paragraph.

In the event that (i) DTC or its successor (or substitute depository or its successor) resigns or is removed from its functions as depository, and no substitute depository can be obtained, or (ii) the Issuer determines following direction from the Borrower Representative to discontinue the use of the Book Entry System the ownership of Bonds may then be transferred to any person or entity as provided in the Indenture and the Bonds shall no longer be held in the Book-Entry System. In any such event, the Issuer (subject to Section 13.4 hereof) shall deliver a written request to the Trustee, together with a supply of bond certificates, to issue Bonds as provided in this Indenture in any authorized denomination. Upon receipt of all then Outstanding Bonds by the Trustee, together with the aforementioned written request of the Issuer new Bonds shall be issued and authenticated in such denominations and registered in the names of such persons as are requested in such written request.

The Bondholders have no right to require the use of the Book Entry System.

Whenever DTC requests the Issuer to do so, the Issuer (subject to Section 13.4 hereof) will cooperate with DTC in taking appropriate action after written notice to arrange for another securities depositary to maintain custody of certificates evidencing the Bonds.

Section 2.7.    Execution and Authentication of Bonds.

(a)    After their authorization as provided in this Article, Bonds may be executed by or on behalf of the Issuer by any Authorized Signatory and delivered to the Trustee for authentication. Each Bond shall be executed in the name of the Issuer by the manual or facsimile signature of any one or more Authorized Signatory.

(b)    In case any officer who shall have signed any of the Bonds shall cease to be such officer before the Bonds so signed shall have been authenticated and delivered by the Trustee, such Bonds may nevertheless be authenticated and delivered as herein provided as if the person who so signed such Bonds had not ceased to be such officer. Any Bond may be signed on behalf of the Issuer by any person who, on the date of such act, shall hold the proper office, notwithstanding that at the date of such Bond such person may not have held such office.

(c)    The Bonds shall each bear thereon a certificate of authentication, in the form set forth in Exhibit A hereto, executed manually by the Trustee. Only such Bonds as shall bear thereon such certificate of authentication shall be entitled to any right or benefit under this Indenture and no Bond shall be valid or obligatory for any purpose until such certificate of authentication shall have been duly executed by the Trustee. Such certificate of the Trustee upon any Bond executed on behalf of the Issuer shall be conclusive evidence that the Bond so authenticated has been duly authenticated and delivered under this Indenture and that the holder thereof is entitled to the benefits hereof.

Section 2.8.    Delivery of Bonds.

The Series 2021 Bonds and each series of Additional Bonds shall be executed in the form and manner set forth herein, presented to the Trustee and thereupon authenticated by the Trustee in accordance with the direction of the Issuer, and deposited with the Trustee to be held as F.A.S.T. agent for DTC. Upon payment to the Trustee of the proceeds of sale thereof, such Bonds shall be delivered by the Trustee to or upon the order of the purchasers thereof, but only upon receipt by the Trustee of:

(i)    A certified copy of the Issuer’s resolution authorizing the issuance of such Bonds and the execution and delivery of this Indenture and the other Issuer Financing Documents;

(ii)    Original executed counterparts, or certified copies, of the General Financing Documents and, in the case of Additional Bonds, the supplement to or modification or amendment of the Loan Agreement, this Indenture and the Master Indenture Note entered into prior to such delivery and such other documents as the Trustee or the purchaser of such Additional Bonds may require;

(iii)    A request and authorization to the Trustee on behalf of the Issuer to authenticate and deliver such Bonds to the purchasers therein identified upon payment to the Trustee, for the account of the Issuer, of a sum specified in such request and authorization, plus any accrued interest on such Bonds to the date of such delivery. The proceeds of such payment shall be paid over to the Trustee and deposited in the Debt Service Fund, the Debt Service Reserve Fund and the Series 2021 Bond Fund pursuant to Article V hereof; and

(iv)    A written opinion by Bond Counsel to the effect that the issuance of such Bonds has been duly authorized and that all conditions precedent to the delivery thereof have been fulfilled and, in the case of any series of Additional Bonds, to the effect that the issuance of such Additional Bonds will not impair the exemption from federal income taxation of any Tax-Exempt Bonds Outstanding on the date of issuance of such Additional Bonds.

Section 2.9.    Issuance of Additional Bonds.

(a)    The Issuer may, in its sole and exclusive discretion, but shall not be obligated to, issue Additional Bonds hereunder, from time to time, for the following purposes:

(i)    To acquire and construct or rehabilitate or renovate new or expanded facilities of any Borrower.

(ii)    To pay the cost of refunding through redemption of any Outstanding Bonds issued under this Indenture and subject to such redemption.

(iii)    To pay the cost of refunding through redemption any other indebtedness of any Borrower and subject to such redemption.

(b)    In any such event the Trustee shall, at the direction of the Issuer, authenticate the Additional Bonds and deliver them as specified in the request, but only upon receipt of:

(i)    A Supplemental Indenture: (A) setting forth the terms of the Additional Bonds; (B) for Additional Bonds described in paragraph (a)(i) above, describing the facilities to be added to the Project; (C) for Additional Bonds described in paragraph (a)(i) above, also describing the realty and facilities to become part of the Project; and (D) for any Additional Bonds, (1) stating the purpose of the issue, (2) establishing the series of Bonds to be issued and providing the terms and form of Bonds thereof and directing the payments to be made into the funds hereunder, (3) authorizing the execution and delivery of the Additional Bonds to be issued, (4) authorizing the redemption of any previously issued Bonds which are to be refunded and (5) designating such Additional Bonds as “Senior,” “Subordinate Class A” or “Subordinate Class B”;

(ii)    A supplemental Agreement and Master Indenture Note (or Master Indenture Notes) providing for additional payments to be made by the Members of the Obligated Group thereunder sufficient to pay principal and Redemption Price of and interest on the Additional Bonds and all other amounts required to be paid with respect thereto;

(iii)    All items required to be delivered pursuant to the Master Indenture in connection with Additional Obligations;

(iv)    For any Additional Bonds described in paragraph (a)(ii) above, a certificate of the Borrower Representative (A) stating that notice of redemption of the Bonds to be refunded has been given or that provisions have been made therefor and (B) stating that the proceeds of the Additional Bonds plus the other amounts, if any, stated to be available for the purpose, will be sufficient to accomplish the purpose of the refunding and to pay the cost of refunding, which shall be itemized in reasonable detail;

(v)    For any Additional Bonds, a certificate of the Borrower Representative stating that it has no knowledge that an Event of Default hereunder has occurred and is continuing;

(vi)    For any Additional Bonds, an opinion or opinions of Bond Counsel that (A) the purpose of the Additional Bonds is one for which Additional Bonds may be issued under this Section, (B) all conditions prescribed herein as precedent to the issuance of the Additional Bonds have been fulfilled, (C) the Additional Bonds have been validly authorized and executed and when authenticated and delivered pursuant to the request of the Issuer will be valid, legally binding, special limited obligations of the Issuer, enforceable against the Issuer in accordance with their terms (except to the extent that the rights and remedies created thereby are subject to bankruptcy, insolvency, reorganization, moratorium and similar laws effecting the rights and remedies of creditors and secured parties, and that the availability of specific enforcement, injunctive relief or other equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought) and are entitled to the benefit and security of this Indenture, (D) all consents of any regulatory bodies required as a condition to the valid issuance of the Additional Bonds have been obtained and (E) issuance of such Additional Bonds will not adversely affect the tax status of the interest on Outstanding Tax-Exempt Bonds;

(vii)    For any Additional Bonds, an opinion of counsel to the Borrowers and the Members of the Obligated Group addressing the execution and delivery of the documents being executed and delivered in connection with the issuance of the Additional Bonds; and

(viii)    For any Additional Bonds, a deposit to the Debt Service Reserve Fund of such amounts as are required so that there shall be on deposit therein an amount equal to the Debt Service Reserve Requirement as recalculated to take into account the Additional Bonds.

ARTICLE III.
REDEMPTION OF BONDS

Section 3.1.    Optional, Mandatory Sinking Fund and Special Mandatory Redemption of Series 2021 Bonds.

(a)    Optional Redemption of Series 2021 Bonds.

The Series 2021 Bonds maturing on July 1, 2036 are subject to optional redemption, upon the written direction of the Borrower Representative to the Trustee (a copy of such direction shall be provided to the Issuer), prior to maturity on or after July 1, 2028 in whole at any time, or in part from time to time, at a redemption price equal to the principal amount thereof plus interest accrued to the redemption date. The Series 2021 Bonds maturing after July 1, 2036 are subject to optional redemption, upon the written direction of the Borrower Representative to the Trustee (a copy of such direction shall be provided to the Issuer), prior to maturity on or after July 1, 2031 in whole at any time, or in part from time to time, at a redemption price equal to the principal amount thereof plus interest accrued to the redemption date. Upon the delivery of such written request by the Borrower Representative to the Trustee, the Issuer shall be deemed, without any action on the Issuer’s part, to have exercised its option to redeem the Bonds under this clause (a) of Section 3.1.

(b)    Mandatory Sinking Fund Redemption of Series 2021 Bonds. The Series 2021 Bonds described below are subject to mandatory sinking fund redemption in part by lot on July 1 of the years and in the respective principal amounts set forth below, at a Redemption Price equal to the principal amount thereof, from mandatory Sinking Fund payments which will be made in amounts sufficient to redeem, on July 1 of each of the following years, the principal amount of the Series 2021 Bonds set forth opposite such year below, subject to adjustment as described in Section 6.2 hereof:

$21,085,000 Series 2021 Term Bonds
Maturing on July 1, 2036
Year
(July 1)	Amount
2032	$3,505,000
2033	3,210,000
2034	4,190,000
2035	4,780,000
2036*	5,400,000

30,435,000 Series 2021 Term Bonds Maturing on July 1, 2041
Year
(July 1)	Amount
2037	$5,615,000
2038	5,835,000
2039	6,075,000
2040	6,325,000
2041*	6,585,000

$114,820,000 Series 2021 Term Bonds Maturing on July 1, 2054
Year
(July 1)	Amount
2042	$ 6,855,000
2043	7,135,000
2044	7,445,000
2045	7,765,000
2046	8,105,000
2047	8,455,000
2048	8,795,000
2049	9,025,000
2050	9,410,000
2051	9,810,000
2052	10,235,000
2053	10,670,000
2054*	11,115,000

* Maturity.

(c)    Special Mandatory Redemption of Series 2021 Bonds. In the event the Series 2021 Bonds are not subject to optional redemption as described above, upon the sale of an asset by any Borrower to a Person not constituting a Member of the Obligated Group, the applicable portion of the Series 2021 Bonds are subject to special mandatory redemption in the years following the date of issuance of the Series 2021 Bonds, as set forth below, at a Redemption Price equal to the percentage set forth below of the Accreted Value (as defined below) of the principal amount thereof to be redeemed, plus accrued interest to the redemption date (provided that the Series 2021 Bonds maturing on July 1, 2036 shall be subject to redemption on or after July 1, 2028 at a redemption price equal to the principal amount thereof plus interest accrued to the redemption date).

(d)    The “Accreted Value” of a Series 2021 Bond:

(a)         on any interest payment date shall be, the value set forth in the “Accreted Values for the Series 2021 Bonds Based on $5,000 Par Amount of Bonds” set forth on Exhibit B for each $5,000 par amount of such Series 2021 Bond, as determined and confirmed by the Borrower Representative; and

(b)         on any date between interest payment dates shall be determined on the basis of a straight line interpolation between the Accreted Values for the prior interest payment date and the succeeding interest payment date, based upon a 30-day month.

Redemption Dates (both dates inclusive)	Percentage of Accreted Value
Date of Issuance through June 30, 2026	110%
July 1, 2026 through June 30, 2027	109
July 1, 2027 through June 30, 2028	108
July 1, 2028 through June 30, 2029	107
July 1, 2029 through June 30, 2030	106
July 1, 2030 through June 30, 2031	105
July 1, 2031 and thereafter	100

Section 3.2.    Mandatory Taxability Redemption. Upon the occurrence of a Determination of Taxability, the Series 2021 Bonds are subject to mandatory redemption in whole on the earliest practicable date for which notice can be given pursuant to Section 6.3 hereof (but in any event no later than sixty (60) days after the Trustee has actual knowledge thereof), at a redemption price equal to the principal amount thereof plus accrued interest. In the case of any redemption pursuant to this subsection, the Issuer or the Borrower Representative shall deliver to the Trustee a certificate of an Authorized Representative specifying the event giving rise to such inclusion in the gross income of the recipient thereof and the dates which are the Tax Incidence Date and the date of the Determination of Taxability. Such certificate shall be delivered at least ten days before notice of redemption is required to be given.

Section 3.3.    Extraordinary Optional Redemption.

(a)    Extraordinary Optional Redemption Following Certain Damage or Condemnation. The Bonds are subject to redemption in whole or in part, on any date, at a Redemption Price equal to the principal amount thereof plus accrued interest to the extent required by the Master Indenture following certain damage or condemnation events. Bonds redeemed as described in this paragraph shall be redeemed at a Redemption Price equal to the principal amount thereof, plus accrued interest to the redemption date.

(b)    Mandatory Redemption Upon Termination of Ground Lease. The Bonds are subject to extraordinary mandatory redemption, in the amounts set forth below, prior to maturity upon the termination of any Ground Lease of a Borrower (excluding the termination of all or any portion of a Ground Lease in connection with a modification of the scope of the 2021 Project pursuant to the provisions of Exhibit C hereof, provided that the proceeds of the Series 2021 Bonds are reallocated to a new Project site pursuant to such modification within 90 days of the termination of the Ground Lease), unless the following items have been received by the Trustee:

(i)    an Opinion of Bond Counsel to the effect that such action will not adversely affect the exclusion of interest on the affected Tax-Exempt Bonds from gross income of the holders thereof for federal income tax purposes, and

(ii)    an Officer’s Certificate of the Group Representative with a detailed internal report demonstrating and concluding that the Projected Senior Debt Service Coverage Ratio is projected or forecasted to be at least equal to 1.50 (provided that if the Senior Bonds do not then carry an Investment Grade Rating, such ratio shall be at least equal to 2.25) for each of the first three full Fiscal Years immediately following the date of termination of the Ground Lease.

If the above deliverables are not received by the Trustee, the Bonds must be redeemed in an amount equal to the lesser of (1) the amount needed to be redeemed in order to satisfy the condition set forth in clause (ii) above, and (2) the amount of Bonds allocable for federal income tax purposes to the terminated Ground Lease; provided, however, that the amount of the Bonds to be redeemed shall not be less than the amount required to maintain the exclusion of interest from gross income on the remaining Tax-Exempt Bonds.

Any such redemption shall be at a Redemption Price equal to the Accreted Value of the principal amount to be redeemed, plus accrued interest to the redemption date, and must occur within 45 days of termination of the Ground Lease, unless funds on hand and available for such redemption are insufficient to pay such Redemption Price, in which case, the redemption must occur not later than 180 days after the termination of the Ground Lease, provided that, to the extent necessary to preserve the exclusion of interest on any remaining Tax-Exempt Bonds from gross income, the Tax-Exempt Bonds may be subject to earlier redemption or initially subject to defeasance.

Section 3.4.    General Provisions.

(a)    Upon any redemption of Bonds there shall also be due and payable, concurrently with the payment of the Redemption Price, all other amounts then due under the Loan Agreement and the Master Indenture Note.

(b)    Redemption of Bonds permitted or required by this Article III shall be made as follows, and the Trustee shall give the notice of redemption referred to in Section 6.3 hereof in respect of each such Redemption:

(i)    Redemption shall be made pursuant to the general optional redemption provisions of Section 3.1 on the dates permitted in such subsection and in such principal amounts and maturities as the Borrower Representative shall request in a written notice to the Trustee and the Issuer in accordance with Section 6.2 of the Loan Agreement and the requirements of the Master Indenture.

(ii)    Redemption shall be made pursuant to the extraordinary redemption provisions of Section 3.3 at such date or dates as the Borrower Representative shall specify in a written notice to the Issuer and Trustee in accordance with Section 6.2 of the Loan Agreement and the requirements of the Master Indenture.

(iii)    Redemption shall be made pursuant to the mandatory sinking fund redemption provisions of Section 3.1 as and when required by this Section without the necessity of any request by, or notification from the Issuer or from the Borrower Representative, but subject to the provisions of Section 5.3 hereof.

(iv)    Redemption shall be made pursuant to the Determination of Taxability redemption provisions of Section 3.2 at the earliest possible date following receipt of the certificate prescribed in Section 3.2 and payments made by the Borrowers prescribed in Section 6.1 of the Loan Agreement, without the necessity of any instructions or further act of the Issuer or the Borrower Representative.

(c)    Any Additional Bonds shall be subject to redemption prior to maturity at such times and prices, in the manner and upon such terms and conditions, not inconsistent with this Indenture, as shall be specified in the Supplemental Indenture authorizing such Additional Bonds.

(d)    If, on any date set hereunder for the redemption of Bonds, moneys for the redemption of such Bonds or any portions thereof to be redeemed, together with interest to such redemption date, shall be held by the Trustee so as to be available therefor on said date and if notice of redemption shall have been given as required in this Indenture, then, from and after such redemption date interest on such Bonds or portions thereof so called for redemption shall cease to accrue and become payable. If said moneys shall not be so available on such redemption date, such Bonds or portions thereof shall continue to bear interest until paid at the same rate as they would have borne had they not been called for redemption.

ARTICLE IV.
GENERAL TERMS AND PROVISIONS OF BONDS

Section 4.1.    Date of Bonds. Each Series 2021 Bond shall be dated and bear interest from the Date of Delivery and each Additional Bond shall be dated and bear interest from the date set forth in the Supplemental Indenture authorizing the issuance of such Additional Bonds, except in the case of Bonds delivered in any exchange or transfer hereunder on or subsequent to the first Interest Payment Date of the Bond for which it is exchanged or transferred, which shall be dated and bear interest from the Interest Payment Date next preceding the date of such delivery, unless, as shown by the records of the Trustee, interest on the Bond surrendered in exchange for such Bond shall be in default, in which case such Bond shall be dated as of the date to which interest has been paid in full on the Bond so surrendered, and such Bond shall bear interest from such date.

Section 4.2.    Form and Denominations. Unless otherwise provided in the Supplemental Indenture authorizing a series of Bonds, Bonds shall be issued in fully registered form, without coupons, in Authorized Denominations not exceeding the aggregate principal amount of Bonds of the same Series, maturity and interest rate as the Bond for which the denomination is to be specified. The Bonds shall be in substantially the form set forth in Exhibit A to this Indenture, with such variations, omissions and insertions as are permitted or required by this Indenture.

Section 4.3.    Medium of Payment. The principal or Redemption Price, if any, of and interest on the Bonds shall be payable in any coin or currency of the United States of America which, on the respective dates of payment thereof, is legal tender for the payment of public and private debts. Such payment may be made as provided in Section 2.3 hereof.

Section 4.4.    Legends.

(a)    Each Bond shall contain on the face thereof the following statement: “This Bond is a special limited obligation of the Issuer payable solely from the Trust Estate, and, except from such source, none of the Issuer, any Member, any Sponsor, any Issuer Indemnified Person, the State or any political subdivision or agency thereof, or any political subdivision approving the issuance of this Bond shall be obligated to pay the principal of, premium, if any, or interest hereon or any costs incidental hereto. This Bond is not a debt of the State of Wisconsin or any Member and does not, directly, indirectly or contingently, obligate, in any manner, any Member, the State or any political subdivision or agency thereof, or any political subdivisions approving the issuance of this Bond, to levy any tax or to make any appropriation for payment of the principal of, premium, if any, or interest on, this Bond or any costs incidental hereto. Neither the faith and credit nor the taxing power of the State or any political subdivision or agency thereof, any Member of the Issuer, or any political subdivision approving the issuance of this Bond nor the faith and credit of the Issuer, any Sponsor or any Issuer Indemnified Person shall be pledged to the payment of the principal of, premium, if any, or interest on this Bond or any costs incidental hereto. The Issuer has no taxing power.”

(b)    The Bonds may in addition contain or have endorsed thereon such provisions, specifications and descriptive words not inconsistent with the provisions of this Indenture as may be necessary or desirable to comply with custom or otherwise as may be determined by the Issuer prior to the delivery thereof.

Section 4.5.    Bond Details

. Subject to the provisions hereof, the Bonds shall be dated, shall mature in such years and such amounts, shall bear interest at such rate or rates per annum, shall be subject to redemption on such terms and conditions and shall be payable as to principal or Redemption Price, if any, and interest at such place or places as shall be specified in this Indenture and, in the case of a series of Additional Bonds, in the Supplemental Indenture or the resolution of the Issuer authorizing the issuance of such Additional Bonds.

Section 4.6.    Interchangeability; Transfer and Registry.

(a)    Each Bond shall be transferable only upon compliance with the restrictions on transfer set forth on such Bond and only upon the books of the Issuer, which shall be kept for the purpose at the designated office of the Trustee, by the registered owner thereof in person or by his attorney duly authorized in writing, upon presentation thereof together with a written instrument of transfer satisfactory to the Trustee duly executed by the registered owner or his duly authorized attorney. Upon the transfer of any Bond the Trustee shall prepare and, authenticate and deliver in the name of the transferee one or more new Bonds of the same aggregate principal amount, Series, Class and maturity as the surrendered Bond.

(b)    Any Bond, upon surrender thereof at the corporate trust office of the Trustee in New York, New York (or some other place as may be designated by the Trustee from time to time) with a written instrument of transfer satisfactory to the Trustee, duly executed by the registered owner or his attorney duly authorized in writing, may, at the option of the owner thereof, be exchanged for an equal aggregate principal amount of Bonds of the same Series and maturity of any other authorized denominations.

(c)    Except as otherwise specifically provided herein, the Issuer, the Borrower Representative, the Trustee and any Paying Agent may deem and treat the person in whose name any Bond shall be registered as the absolute owner of such Bond, whether such Bond shall be overdue or not, for the purpose of receiving payment of, or on account of, the principal and Redemption Price, if any, of and interest on such Bond and for all other purposes, and all payments made to any such registered owner or upon his order shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid, and neither the Issuer, the Trustee, the Borrower Representative nor any Paying Agent shall be affected by any notice to the contrary.

Section 4.7.    Bonds Mutilated, Destroyed, Stolen or Lost. In case any Bond shall become mutilated or be destroyed, stolen or lost, the Issuer shall execute and thereupon the Trustee shall authenticate and deliver, a new Bond of like Series, maturity and principal amount as the Bond so mutilated, destroyed, stolen or lost, in exchange and substitution for such mutilated Bond, upon surrender and cancellation of such mutilated Bond or in lieu of and substitution for the Bond destroyed, stolen or lost, upon filing with the Trustee of evidence satisfactory to the Issuer and the Trustee that such Bond has been destroyed, stolen or lost and proof of ownership thereof, and upon furnishing the Issuer and the Trustee with indemnity satisfactory to them and complying with such other reasonable requirements as the Issuer and the Trustee may prescribe and paying such expenses as the Issuer and Trustee may incur. All Bonds so surrendered to the Trustee shall be canceled by it. Any such new Bonds issued pursuant to this Section in substitution for Bonds alleged to be destroyed, stolen or lost shall constitute original additional contractual obligations on the part of the Issuer, whether or not the Bonds so alleged to be destroyed, stolen or lost be at any time enforceable by anyone, and shall be equally secured by and entitled to equal and proportionate benefits with all other Bonds issued hereunder in any moneys or securities held by the Issuer, the Trustee or any Paying Agent for the benefit of the owners of the Bonds.

Section 4.8.    Cancellation and Destruction of Bonds. All Bonds paid or redeemed in full, either at or before maturity, shall be delivered to the Trustee when such payment or redemption is made, and such Bonds together with all Bonds purchased by the Trustee, shall thereupon be promptly canceled. Bonds so canceled shall be cremated or otherwise destroyed by the Trustee in accordance with its customary practices, which shall thereafter execute a certificate of cremation or destruction in duplicate under signature of one of its authorized officers describing the Bonds so cremated or otherwise destroyed, and one executed certificate shall be filed with the Issuer and the other executed certificate shall be retained by the Trustee.

Section 4.9.    Requirements With Respect To Transfers. In all cases in which the privilege of transferring Bonds is exercised, the Issuer shall execute and the Trustee shall authenticate and deliver Bonds in accordance with the provisions of this Indenture. All Bonds surrendered in any such transfer shall forthwith be canceled by the Trustee. For every such transfer of Bonds, the Issuer or the Trustee may, as a condition precedent to the privilege of making such transfer, make a charge sufficient to reimburse it for any tax, fee or other governmental charge required to be paid with respect to such transfer. The Trustee shall not be required to transfer any Bond (i) during the period from the close of business on the last Business Day on or preceding the fifteenth (15th) day of the calendar month next preceding each Interest Payment Date until the first Business Day following such interest payment date, or (ii) for which notice of redemption has been given.

Section 4.10.    Registrar. The Trustee shall also be Registrar for the Bonds, and shall maintain a register showing the names of all registered owners of Bonds, Bond numbers and amounts, and other information appropriate to the discharge of its duties hereunder.

Section 4.11.    Principal Balance; Annual and Monthly Reports. The Trustee shall maintain a record of the principal amount of Bonds Outstanding at any time hereunder. Each year, on or before July 31, the Trustee shall deliver to the Master Trustee, the Issuer and the Borrower Representative a written report stating the principal amount of Bonds Outstanding as of June 30 of such year. On or before the tenth (10th) day of each calendar month, the Trustee shall deliver to the Master Trustee, the Issuer and the Borrower Representative a written report stating the balances of each of the funds and accounts established under this Indenture.

ARTICLE V.
CUSTODY AND INVESTMENT OF FUNDS

Section 5.1.    Creation of Funds.

(a)    The Issuer hereby establishes and creates the following special trust Funds:

(i)    Series 2021 Bond Fund

(A)         Series 2021 Construction Account

(1)         Bond Proceeds Subaccount

(2)         Equity Subaccount

(B)         Series 2021 Costs of Issuance Account

(C)         Series 2021 Capitalized Interest Account

(ii)    Debt Service Fund

(A)         Senior Principal and Interest Account

(B)         Senior Redemption Account

(C)         Subordinate Class A Principal and Interest Account

(D)         Subordinate Class A Redemption Account

(E)         Subordinate Class B Principal and Interest Account

(F)         Subordinate Class B Redemption Account

(iii)    Debt Service Reserve Fund

(A)         Senior DSR Account

(B)         Subordinate Class A DSR Account

(C)         Subordinate Class B DSR Account

(iv)    Rebate Fund

(b)    All of the Funds created hereunder shall be held by the Trustee, including one or more depositories in trust for the Trustee. All moneys and investments deposited with the Trustee or any Paying Agent shall be held in trust and applied only in accordance with this Indenture and shall be trust funds for the purposes of this Indenture.

(c)    The Trustee shall establish separate accounts or subaccounts (each, a “Subaccount”) within each named Fund or Account for each Borrower and/or for each component or phase of a Project if requested to do so by the Borrower Representative. The Trustee shall transfer funds between such Subaccounts within each named Fund or Account if requested to do so by the Borrower Representative.

(d)    On the date of issuance of the Series 2021 Bonds, the Trustee shall make the following deposits from the net proceeds (i.e. par amount, plus original issue premium) of the Series 2021 Bonds in the amount of $166,589,435.55 and equity funds received from the Borrowers in the amount of $47,682,440.38:

(i)    $170,871,712.03 to the Series 2021 Construction Account of the Series 2021 Bond Fund and used to pay or reimburse the costs of 2021 Project pursuant to the Loan Agreement and Section 5.5 of this Indenture (of which $133,348,833.23 shall be deposited to the Bond Proceeds Subaccount and $37,522,878.80 shall be deposited to the Equity Subaccount, reflecting the reimbursement of $4,918,858.77 in costs of the 2021 Project from Series 2021 Bond proceeds, which was re-contributed as equity);

(ii)    $20,716,984.18 to the Series 2021 Capitalized Interest Account of the Series 2021 Bond Fund ($4,144,628.13 of which is funded from equity);

(iii)    $6,933,792.22 to the Series 2021 Cost of Issuance Account of the Series 2021 Bond Fund and used to pay Issuance Costs as directed by the Borrower Representative (all of which is funded from equity);

(iv)    $11,749,387.50 to the Senior DSR Account of the Debt Service Reserve Fund; and

(v)    $4,000,000.00 to the Ramp-Up Reserve Fund held by the Master Trustee under the Master Indenture (all of which is funded from equity).

Section 5.2.    Debt Service Fund.

(a)    The Trustee shall establish separate accounts within the Debt Service Fund to be designated “Senior Principal and Interest Account”, “Senior Redemption Account”, “Subordinate Class A Principal and Interest Account”, “Subordinate Class A Redemption Account”, “Subordinate Class B Principal and Interest Account” and “Subordinate Class B Redemption Account”. The Trustee shall establish separate accounts within the Debt Service Fund in connection with the issuance of Additional Bonds.

(b)    The Trustee shall promptly deposit the following receipts in the Debt Service Fund:

(i)    Any amount required pursuant to Section 5.1 hereof to be deposited from the proceeds of the Bonds, which shall be credited to the Principal and Interest Account.

(ii)    All amounts received by the Trustee pursuant to the Master Indenture, in satisfaction of the obligations under Section 3.1 of the Loan Agreement, which shall be credited to the Senior Principal and Interest Account in the manner set forth in this Indenture and the Loan Agreement.

(iii)    Excess or remaining amounts in the Project Fund required to be deposited in the Debt Service Fund pursuant to subsection 5.2(f) hereof, which shall be credited to the Principal and Interest Account to the extent the amount of such transfer plus amounts already on hand in the Principal and Interest Account would not exceed the principal amount of the next scheduled principal payment and sinking fund redemption, unless the Borrower Representative directs any such amounts to be deposited to the Redemption Account, and to the extent the amount to be transferred exceeds the amount required for such scheduled payment and redemption or the Borrower Representative directs such amounts to be deposited to the Redemption Account, such amounts shall be deposited to the Redemption Account.

(iv)    Any other amounts required to be paid or transferred to the Debt Service Fund, for payment of principal and interest due on the Bonds, which shall be credited to the Principal and Interest Account.

(v)    Prepayments under the Loan Agreement received by the Trustee pursuant to Article VI thereof, which shall be credited to the Senior Redemption Account or the Subordinate Class B Redemption Account, as applicable.

(vi)    All other receipts, when and if required by the Borrower Financing Documents or any subsequent agreement or by this Indenture to be paid into the Debt Service Fund, which shall be credited to the Principal and Interest Account.

(c)    There shall be paid from the Senior Principal and Interest Account to the Paying Agent, on each Interest Payment Date for the Senior Bonds, the amounts required for the payment of the principal and interest due on the Senior Bonds on such date (to the extent not paid from moneys in the Series 2021 Capitalized Interest Account pursuant to Section 5.6, or paid from moneys in any other capitalized interest account established pursuant to a Supplemental Indenture). Such amounts shall be applied by the Paying Agent to the payment of principal and interest on the Bonds when due in the following order of priority:

(i)    First, the Trustee shall pay principal and Redemption Price for any sinking fund redemption of and interest on the Senior Bonds due on the Interest Payment Date,

(ii)    Second, the Trustee shall pay principal and Redemption Price for any sinking fund redemption of and interest on the Subordinate Class A Bonds due on the Interest Payment Date.

(d)    There shall be paid from the Subordinate Class B Principal and Interest Account to the Paying Agent, on each Interest Payment Date for the Subordinate Class B Bonds, the amounts required for the payment of principal and interest due on the Subordinate Class B Bonds on such date.

(e)    The Trustee shall call for redemption, in the manner provided in Article VII hereof, Bonds for which Sinking Fund Payments are applicable in a principal amount equal to the Sinking Fund Payment then due with respect to such Bonds. Such call for redemption shall be made even though at the time of publication of the notice of such redemption sufficient moneys therefor shall not have been deposited in the Debt Service Fund.

(f)    Amounts in the Senior Redemption Account or the Subordinate Class B Redemption Account (or in the Obligated Group’s subaccount in the Payment Account established under the Master Indenture) may be applied by the Trustee (or by the Master Trustee on behalf of the Trustee), upon specific direction of the Borrower Representative, to the purchase of Bonds at prices not exceeding the Redemption Price thereof applicable on the next redemption date plus accrued interest and all other amounts then due under the Borrower Financing Documents in connection with such redemption, provided no Event of Default has occurred and is continuing. Such redemption date shall be the earliest date upon which Bonds are subject to redemption from such amounts. Any amount in the Senior Redemption Account or the Subordinate Class B Redemption Account not so applied to the purchase of Bonds by forty-five (45) days prior to the next date on which the Bonds are so redeemable shall be applied to the redemption of Bonds on such redemption date; provided that if such amount aggregates less than $5,000, it need not be then applied to such redemption. The Bonds to be redeemed shall be selected by the Trustee in the manner provided in Section 6.2 hereof. Amounts in the Redemption Account to be applied to the redemption of Bonds shall be paid to the Paying Agent on or before the redemption date and applied by it on such redemption date to the payment of the Redemption Price of the Bonds being redeemed plus interest on such Bonds accrued to the redemption date and all other amounts then due under the Borrower Financing Documents in connection with such redemption.

(g)    Provided that no Event of Default has occurred and is continuing under the Loan Agreement, the Issuer shall receive a credit in respect of the Sinking Fund Payment for any Bonds which have been delivered by the Issuer or the Borrower Representative to the Trustee for cancellation on or before the forty-fifth (45th) day next preceding any Sinking Fund Payment due date and for any Bonds which prior to such date have been purchased or redeemed (otherwise than through the application of the Sinking Fund Payments) and canceled by the Trustee and not theretofore applied as a credit against any Sinking Fund Payment; provided that such Bonds are of the same series, class and maturity as the Bonds for which a sinking fund payment is otherwise due. Each Bond so delivered shall be credited by the Trustee at 100% of the principal amount thereof on the obligation of the Issuer on such Sinking Fund Payment date for such Bonds and any excess over such amount shall be credited on future Sinking Fund Payments in ascending chronological order, and the principal amount of Bonds to be redeemed by application of Sinking Fund Payments shall be accordingly reduced.

(h)    The Borrower Representative shall on or before the forty-fifth (45th) day next preceding each Sinking Fund Payment date furnish the Trustee with the certificate of an Authorized Representative if and to whatever extent the provisions of this Section are to be availed of with respect to such Sinking Fund Payment, stating, in the case of the credit provided for, that such credit has not theretofore been applied against any Sinking Fund Installment and confirming that immediately available cash funds for the balance of the next succeeding prescribed Sinking Fund Payment will be paid on or prior to the next succeeding Sinking Fund Payment date.

(i)    Any amounts remaining in the Debt Service Fund after payment in full of all Outstanding Bonds, the fees, charges and expenses of the Issuer and any other payment due to the Issuer or the Issuer Indemnified Persons with respect to the Unassigned Rights, the Trustee and any Paying Agent and all other amounts required to be paid hereunder or under the Borrower Financing Documents shall be paid upon the expiration or sooner termination of the Term of the Loan Agreement to the Master Trustee, so long as the Master Indenture remains in full force and effect, and, thereafter, to or upon the direction of the Borrower Representative.

Section 5.3.    Debt Service Reserve Fund.

(a)    At the time any Series of Bonds is issued, there shall be deposited into the applicable accounts in the Debt Service Reserve Fund amounts sufficient to cause the total amount on deposit in such accounts of the Debt Service Reserve Fund to an amount not less than the Senior DSRFR, the Subordinate Class A DSRFR and the Subordinate Class B DSRFR, as applicable, with respect to the Bonds being issued. If, on any Interest Payment Date, the amounts in the applicable accounts of the Debt Service Reserve Fund (other than the Subordinate Class B DSR Account) are less (based on the valuation required pursuant to Section 5.5(c) hereof) than the Senior DSRFR and the Subordinate Class A DSRFR, as applicable, the Trustee shall request the Borrowers to fulfill their obligations under Section 3.1(g) of the Loan Agreement (and so notify the Master Trustee) and shall deposit upon receipt any moneys delivered pursuant thereto to the Debt Service Reserve Fund, first to the Senior DSR Account to the extent of any deficiency therein and, second, to the Subordinate Class A DSR Account, to the extent of any deficiency therein.

(b)    Moneys on deposit in the applicable account of the Debt Service Reserve Fund shall be applied as follows (unless otherwise provided herein):

(i)    On the date of each required payment in respect of the Bonds, moneys in (A) the Senior DSR Account shall be applied to cure any deficiency (after transfers from moneys held under the Master Indenture, if any, made in accordance with the terms thereof) in the Debt Service Fund needed to pay principal or Redemption Price of or interest on all Outstanding Senior Bonds; (B) the Subordinate Class A DSR Account shall be applied to cure any deficiency (after transfer from moneys held under the Master Indenture, if any, made in accordance with the terms thereof) in the Debt Service Fund needed to pay principal or Redemption Price of or interest on all Outstanding Subordinate Class A Bonds; and (C) the Subordinate Class B DSR Account shall be applied to cure any deficiency (after transfer from moneys held under the Master Indenture, if any, made in accordance with the terms thereof) in the Debt Service Fund needed to pay principal or Redemption Price of or interest on all Outstanding Subordinate Class B Bonds. The Borrowers agree that any transfer from the Debt Service Reserve Fund to the Debt Service Fund pursuant to this paragraph shall not be construed as preventing, waiving or curing any nonpayment of any payments required under Section 3.1(c) or 3.1(d) of the Loan Agreement until the amount of such deficiency has been restored.

(ii)    At the time of valuation pursuant to Section 5.5(c), any amount in the Debt Service Reserve Fund in excess of the Debt Service Reserve Requirement not required to be transferred to the Rebate Fund shall be transferred to the Debt Service Fund for the payment of such principal and interest.

(iii)    In each month during the twelve-month period preceding the final maturity date of any Series of Bonds, so long as no Event of Default has occurred and is continuing, moneys held in the Debt Service Reserve Fund shall be credited against the payment of principal of and interest on such Series of Bonds and shall be transferred to the Debt Service Fund for the payment of such principal and interest, provided that after such transfer the amount remaining in the Debt Service Reserve Fund satisfies the Debt Service Reserve Fund Requirement.

(c)    The Debt Service Reserve Requirement shall be recalculated by the Borrower Representative upon the issuance of any Additional Bonds hereunder and in connection with the mandatory, optional or extraordinary redemption of any Bonds, and the Borrower Representative shall promptly deliver to the Trustee a written certificate indicating such recalculated amount.

Section 5.4.    Rebate Fund.

(a)    Within 45 days of the Computation Date, the Borrowers shall deposit to the Rebate Fund and direct the Trustee in writing to transfer from earnings held in any Fund or Account to the Rebate Fund amounts such that the amount held in the Rebate Fund after such deposit and transfer is equal to the Rebate Amount on the Funds and Accounts established hereunder calculated as of the last day of the Computation Period in accordance with the Code; provided, however, if the Borrowers fail to make such deposit in accordance with the provisions of this Section, and have not caused the Rebate Amount on the Bonds to be deposited in the Rebate Fund established under the Master Indenture, the Trustee shall, with the prior written consent and at the written direction of the Required Bondholders, withdraw from the Funds and deposit to the Rebate Fund an amount such that the amount held in the Rebate Fund after such deposit is equal to the Rebate Amount calculated as of the last day of the Computation Period; provided, however, that the Trustee may not transfer moneys in accordance with the above provision from the Debt Service Fund.

(b)    Within sixty (60) days after each Computation Date, the Trustee shall withdraw from the applicable Borrower Account of the Rebate Fund and pay to the United States the Rebate Payment required in connection with such Computation Date.

(c)    All payments to the United States pursuant to this Section shall be (A) made by the Trustee for the account and in the name of the applicable Borrower, (B) paid by draft posted by registered United States Mail (return receipt requested), addressed to the Internal Revenue Service Center, Ogden, Utah 84201 and (C) accompanied by the relevant Internal Revenue Service Form 8038-T provided by the Borrower Representative in accordance with Section 4.15 of the Loan Agreement.

(d)    The Borrower Representative shall preserve copies of all records of transactions in the Rebate Fund.

(e)    The Trustee may conclusively rely on the instructions of the Borrower Representative and the Rebate Analyst retained by the Borrowers, if any, with regard to any actions to be taken by it pursuant to this Section and shall have no liability for any consequences of any failure of the Borrower Representative to supply accurate or sufficient instructions. The Trustee shall not be responsible for the calculation of any Rebate Amount with respect to the Bonds.

(f)    If at any time during the term of this Indenture the Trustee, any Borrower or the Borrower Representative desires to take any action that would otherwise be prohibited by the terms of this Section, the Trustee, such Borrower or Borrower Representative will be permitted to take such action only if it shall first obtain and provide to the other Persons named herein a Favorable Opinion of Bond Counsel to the effect that such action will not adversely affect the exclusion of interest on the affected Bonds from gross income of the holders thereof for federal income tax purposes.

(g)    Any amounts remaining in the Rebate Fund following the payment of all Rebate Amounts for all Bonds following the Final Computation Date for the Bonds, shall be released to the Borrowers in accordance with the instructions of the Borrower Representative.

(h)    There shall be credited to the Rebate Fund all amounts required to be credited thereto from interest earnings or net gain on disposition of investments pursuant to this Article V.

Section 5.5.    Series 2021 Construction Account.

(a)    The Trustee shall disburse moneys in the Series 2021 Construction Account as provided in Section 3.12 of the Loan Agreement. All funds remaining in the Bond Proceeds Subaccount of the Series 2021 Construction Account after the Final Completion Certificate is filed with the Trustee by the Borrower Representative pursuant to Section 3.11 of the Loan Agreement and payment of all other costs then due and payable shall be transferred to the Senior Principal and Interest Account of the Debt Service Fund. All funds remaining in the Equity Subaccount of the Series 2021 Construction Account after the Final Completion Certificate is filed with the Trustee by the Borrower Representative pursuant to Section 3.11 of the Loan Agreement and payment of all other costs then due and payable shall be transferred to the Master Trustee for deposit to the Revenue Fund.

(b)    Payments from the Series 2021 Construction Account shall be made in accordance with this Section and Section 3.12 of the Loan Agreement. Upon receipt of the required certificates, the Trustee shall pay the amount requested to or upon the order of the Borrower Representative.

(c)    If an Event of Default occurs under this Indenture, and the principal of all Bonds and the interest accrued thereon are declared due and payable, except as otherwise provided herein, no moneys may be paid out of the Series 2021 Construction Account by the Trustee during the continuance of such an Event of Default; provided, however, that if such an Event of Default shall be waived and such declaration shall be rescinded pursuant to the terms of this Indenture, the full amount of any such remaining moneys in the Series 2021 Construction Account may again be requisitioned by the Borrower Representative and disbursed by the Trustee in accordance with the provisions of the Loan Agreement and this Indenture.

Section 5.6.    Series 2021 Capitalized Interest Account

. Moneys on deposit in the Series 2021 Capitalized Interest Account shall be used by the Trustee to pay interest due on the Series 2021 Bonds on each Interest Payment Date through and including July 1, 2025, in the amounts set forth below.

Interest Payment Date	Amount
January 1, 2022	$2,062,915.42
July 1, 2022	3,470,325.00
January 1, 2023	3,470,325.00
July 1, 2023	3,470,325.00
January 1, 2024	3,470,325.00
July 1, 2024	3,470,325.00
January 1, 2025	936,675.01
July 1, 2025	365,768.75

Section 5.7.    Investment of Funds and Accounts; Valuation.

(a)    Amounts in the Funds and Accounts shall, if and to the extent then permitted by law, be invested in Investment Securities. Investments authorized under this Section shall be made by the Trustee at the written request of the Borrower Representative, and may be made by the Trustee through its own investment department or that of its affiliates or subsidiaries, and may charge its ordinary and customary fees for such trades, including investment maintenance fees. The Trustee may conclusively rely upon such instructions as to both the suitability and legality of the directed investments. In the absence of investment instructions from the Borrower Representative, the Trustee shall not be responsible or liable for keeping the moneys held by it hereunder fully invested in permitted investments. Such investments shall mature in such amounts and at such times as may be necessary to provide funds when needed to make payments from such Funds or Accounts. Investments in the Debt Service Reserve Fund shall mature in five years or less or shall provide for liquidation at par when needed to make payments hereunder. The Trustee shall not be responsible or liable for any losses incurred on investments made pursuant to this Section 5.7.

(b)    The income or interest earned and gains realized in excess of losses suffered by any Fund or Account held hereunder shall be credited to the Debt Service Fund (except income or interest earned and gains realized in excess of losses suffered by the Series 2021 Construction Account or the Rebate Fund, which shall be credited to Series 2021 Construction Account or the Rebate Fund, respectively).

(c)    The Funds and Accounts established hereunder shall be valued as of each Interest Payment Date on the basis of market value; provided, however, a Fund Letter of Credit, unless disaffirmed or terminated, as applicable, shall be valued at the face amount thereof.

(d)    The Trustee is authorized, in making or disposing of any investment permitted by this Section, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as an agent of the Trustee or for any third person or dealing as principal for its own account.

(e)    Although the Issuer and the Borrowers recognize that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, the Issuer and the Borrowers hereby agree that confirmations of permitted investments are not required to be issued by the Trustee for each month in which a monthly statement is rendered. No statement need be rendered for any fund or account if no activity occurred in such fund or account during such month.

(f)    All amounts in the Funds and Accounts held by the Trustee at the end of any Business Day shall, to the extent required on the next Business Day to make a payment under this Indenture, be held in cash until the next Business Day.

(g)    The Borrower Representative shall direct the investment of the Funds and Accounts established hereunder only in accordance with the requirements of the Code including requirements as to yield restriction and rebate, if any.

Section 5.8.    Non-presentment of Bonds

. In the event any Bond shall not be presented for payment when the remaining principal thereof becomes due, either at final maturity, or at the date fixed for redemption thereof, or otherwise, and funds sufficient to pay any such Bond shall have been made available to the Trustee for the benefit of the holder or holders thereof, all liability of the Issuer to the holder thereof for the payment of such Bond shall forthwith cease, determine and be completely discharged, and thereupon it shall be the duty of the Trustee to pay such funds to the person or persons entitled thereto in the case of a fully registered Bond or, if the person is not known to the Trustee, hold such funds, without liability for interest thereon, for the benefit of the holder of such Bond, who shall thereafter be restricted exclusively to such funds, for any claim of whatever nature on his part under this Indenture or on, or with respect to, such Bond. Subject to applicable escheat laws, funds remaining with the Trustee as described above and unclaimed for two years shall be deposited in the Redemption Account of the Debt Service Fund or, in the event there are no longer any Bonds Outstanding, shall be paid to the Master Trustee so long as the Master Indenture remains in full force and effect, and, thereafter to or upon the direction of the Borrower Representative. Upon deposit or payment of such funds, with the Master Trustee or to the Borrower Representative, as the case may be, the Trustee shall certify the amount thereof and the identifying numbers of the particular Bonds whose holders have a claim against such funds (which holders shall also be identified, if known) and deliver such certificate to the Borrower Representative. Thereafter, such holders shall have an unsecured claim against the Borrowers with respect to the payment of such unpresented Bonds and shall have no further claim whatever against the Issuer or the Trustee.

ARTICLE VI.
PROCEDURES FOR REDEMPTION OF BONDS

Section 6.1.    Privilege of Redemption and Redemption Price. Bonds or portions thereof subject to redemption prior to maturity shall be redeemable, upon mailed notice as provided in this Article, at the times, at the Redemption Prices and upon such terms, in addition to and consistent with the terms contained in this Article, as shall be specified in Article III hereof or in any Supplemental Indenture authorizing the issuance of such Bonds, or in such Bonds.

Section 6.2.    Selection of Bonds to be Redeemed. In connection with any partial redemption other than a sinking fund redemption, the Borrower Representative shall specify the Classes and Series to be redeemed and the maturities to be redeemed, which selection shall be made in accordance with applicable federal tax requirements, and if no maturities are so specified, the Trustee shall make a pro rata redemption among the Classes and, within each Class, among the Series and within each Series, among the maturities of each Series (and the mandatory sinking fund amounts thereof shall also be reduced on a pro rata basis). So long as the Bonds are in book-entry form, when Bonds are called, allocation within each maturity shall be made by DTC or any successor securities depository and not by the Issuer or the Trustee. In the event the Bonds are not in book-entry form and there is a redemption of less than all the Outstanding Bonds of like Series, Class and maturity, the Trustee shall select by lot, using such method of selection as it shall deem proper in its discretion, the Bonds to be redeemed in Authorized Denominations, provided that the unredeemed portion of the Bonds remaining Outstanding shall be in Authorized Denomination. For purposes of this Section, Bonds or portions of Bonds which have theretofore been selected by lot for redemption shall not be deemed Outstanding.

Section 6.3.    Notice of Redemption. When redemption is required or permitted by this Indenture, upon notification of the Trustee by the Borrower Representative of such redemption not less than five (5) days (or such lesser period which is acceptable to the Trustee) prior to the date on which the Trustee must give notice to Holders as provided in this Section or the Letter of Representation between the Issuer and DTC (if the book entry system is still in effect), the Trustee shall give notice, which notice may state that it is subject to the receipt of the redemption moneys by the Trustee on or before the date fixed for redemption and which notice shall be of no effect unless such moneys are so received on or before such date of such redemption in the name of the Issuer, specifying the subsection of Article III hereof and, if applicable, the Section of the Supplemental Indenture, under which the redemption is to be made, the Series, maturities, numbers and amounts of the Bonds or portions thereof to be redeemed, the redemption date and the place or places where amounts due upon such redemption will be payable and the conditions, if any, that must be met as a prerequisite to such redemption. Such notice shall further state that on such date there shall become due and payable upon each Bond or portion thereof to be redeemed the Redemption Price thereof together with interest accrued to the redemption date and all other amounts then due under the Loan Agreement and the Master Indenture Notes, and that from and after such date interest thereon shall cease to accrue and be payable. Notice of redemption shall be given by the Trustee in the name and on behalf of the Issuer by mailing a copy of each such notice to the registered owner of the Bond by first-class mail, postage prepaid, addressed to such registered owner at such registered owner’s last known address as it appears upon the bond register, at least thirty (30) but not more than sixty (60) days prior to the date fixed for redemption. Such notice shall be effective when mailed and any failure to receive such notice shall not affect the validity of the proceedings for redemption. In the event of a postal interruption, the Trustee shall give notice by other appropriate means selected by the Trustee in its discretion.

In the case of an optional redemption pursuant to Section 3 hereof, unless moneys sufficient to pay the Redemption Price of the Bonds called for redemption is received by the Trustee prior to the giving of such notice of redemption, such notice may state that said redemption shall be conditioned upon the receipt of such moneys by the Trustee on or prior to the date fixed for redemption. If such moneys are not received or if such condition is not satisfied, such notice shall be of no force and effect, the Issuer shall not redeem such Bonds, the Redemption Price shall not be due and payable and the Trustee shall give notice, in the same manner in which the notice of redemption was given, that such moneys were not so received and that such Bonds will not be redeemed.

Section 6.4.    Payment of Redeemed Bonds.

(a)    Notice having been given in the manner provided in Section 6.3 hereof, and the conditions stated in such notice as prerequisite for redemption having been met, the Bonds or portions thereof so called for redemption shall become due and payable on the redemption dates so designated at the Redemption Price, plus interest accrued to the redemption date and all other amounts then due under the Loan Agreement and the Master Indenture Notes. If, on the redemption date, moneys for the redemption of all the Bonds or portions thereof to be redeemed, together with interest to the redemption date, and all other amounts then due under the Loan Agreement and the Master Indenture Notes, shall be held by the Paying Agent so as to be available therefor on such date and if notice of redemption shall have been given as aforesaid, then, from and after the redemption date, interest on the Bonds or portions thereof so called for redemption shall cease to accrue and become payable. If such moneys shall not be so available on the redemption date, such Bonds or portions thereof shall continue to bear interest until paid at the same rate as they would have borne had they not been called for redemption.

(b)    Payment of the Redemption Price together with interest shall be made to or upon the order of the registered owner, only upon presentation of the Bond for cancellation or notation as provided in Section 6.5 hereof.

Section 6.5.    Cancellation of Redeemed Bonds.

(a)    All Bonds redeemed in full under the provisions of this Article shall forthwith be canceled and destroyed by the Trustee and a certificate of destruction furnished to the Issuer, and no Bonds shall be executed, authenticated, issued or delivered in exchange or substitution therefor or for or in respect of any paid portion of a fully registered Bond. In the event that a portion only of a Bond shall be so called for redemption, then, at the option of the registered owner hereof if such owner is a Securities Depository, such Bond may be either submitted to the Trustee for notation thereon of the payment of the portion of the principal hereof called for redemption or surrendered for redemption. If so surrendered, one or more new Bonds shall be issued for the unredeemed portion hereof.

(b)    If there shall be called for redemption less than all of a Bond, the Issuer shall execute and the Trustee shall authenticate and deliver, upon the surrender of such Bond, without charge to the owner thereof, for the unredeemed balance of the principal amount of the Bond so surrendered, Bonds of like Series and maturity in any of the authorized denominations.

Section 6.6.    Purchase In Lieu of Redemption.

(a)    Any Bonds called for redemption pursuant to this Article VI, or any provision of any Supplemental Indenture, may be purchased by any Borrower, or by any party designated in writing by the Borrower Representative, on the date upon which such Bonds were to have been redeemed (the “Purchase in Lieu of Redemption Date”), at the Redemption Price thereof. The Borrower Representative shall deliver a written direction to the Trustee of the party to purchase the Bonds pursuant to this Section, not later than the Business Day immediately preceding the Purchase in Lieu of Redemption Date. Bonds to be purchased pursuant to this Section which are not delivered to the Trustee on the Purchase in Lieu of Redemption Date shall be deemed to have been so purchased, and the purchaser of such Bonds shall be the Owner of the Bonds for all purposes under this Indenture.

(b)    The purchase of Bonds pursuant to this Section shall not be deemed to constitute a redemption of such Bonds or an extinguishment of the debt evidenced thereby.

ARTICLE VII.
PARTICULAR COVENANTS

Section 7.1.    No Pecuniary Liability on Issuer or Officers.

(a)    No provision, covenant or agreement contained in this Indenture or in the Bonds or any obligations herein or therein imposed upon the Issuer or the breach thereof, shall constitute or give rise to a charge upon its general credit, or impose upon the Issuer a pecuniary liability except as set forth herein, which is only to the extent of the Trust Estate (as described in the granting clauses set forth at the beginning of this Indenture), and no bondholder or any other person shall have any right to make any claim against the Issuer under this Indenture or under any Bond beyond such limitation. In making the agreements, provisions and covenants set forth in this Indenture, the Issuer has not obligated itself except with respect to the Project and the application of the revenues derived in connection therewith as hereinabove provided.

(b)    All covenants, stipulations, promises, agreements and obligations of the Issuer contained herein shall be deemed to be covenants, stipulations, promises, agreements and obligations of the Issuer and not of Issuer Indemnified Person in such Person’s individual capacity. No recourse shall be had for the payment of the principal or Redemption Price, if any, of or interest on the Bonds, for the performance of any obligation hereunder, or for any claim based thereon or hereunder against any such member, officer, agent or employee or against any natural person executing the Bonds. No such member, officer, agent, employee or natural person is or shall become personally liable for any such payment, performance or other claim, and in no event shall any monetary or deficiency judgment be sought or secured against any such member, officer, agent, employee or other natural person.

Section 7.2.    Payment of Principal; Redemption Price, if any, and Interest. The Issuer covenants that it will promptly pay, but solely from the Trust Estate, the principal or Redemption Price, if any, of and interest on every Bond issued under this Indenture, together with all other amounts due under the Loan Agreement, at the place, on the dates and in the manner provided herein and in the Bonds according to the true intent and meaning thereof.

Section 7.3.    Further Assurances. The Issuer (subject to Section 13.4 hereof) and the Trustee each covenants that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as the other may reasonably require for the better assuring, transferring, conveying, pledging, assigning and confirming unto the Trustee all and singular the property and rights assigned hereby and the amounts pledged hereby to the payment of the principal or Redemption Price, if any, of and interest on the Bonds and all other amounts due under the Loan Agreement.

Section 7.4.    Inspection of Project Books. The Issuer covenants and agrees that all books and documents in its possession relating to the Project and the revenues derived from the Loan Agreement shall at all times be open to inspection by such accountants or other agencies as the Trustee or the Master Trustee may from time to time designate. The Issuer does not represent or covenant that it will maintain current or complete books or records with respect to the Project in its possession.

Section 7.5.    Rights under Financing Documents. The General Financing Documents, originals or duly executed counterparts of which have been filed with the Trustee, set forth the covenants and obligations of the Issuer and the Borrowers, including provisions that subsequent to the issuance of Bonds and prior to their payment in full or provision for payment thereof in accordance with the provisions hereof, the General Financing Documents may not be effectively amended, changed, modified, altered or terminated without the written consents provided for therein, and reference is hereby made to the same for a detailed statement of the covenants and obligations of the Borrowers thereunder. It is agreed that the Trustee may and is hereby granted the right to enforce all rights of the Issuer other than the Unassigned Rights and all obligations of the Borrowers under and pursuant to the General Financing Documents, including, without limitation the Master Indenture Notes and the security interests created thereby or securing the same. Nothing in this Section shall permit any reduction in the payments required to be made by the Borrowers under or pursuant to the Loan Agreement and the Master Indenture Notes or any alteration in the terms of payment thereof. All covenants and agreements on the part of the Issuer shall, except as otherwise specifically provided herein, be for the benefit of the holders from time to time of the Bonds and may be enforced in the manner provided by Article VIII hereof on behalf of such holders by the Trustee.

Section 7.6.    Creation of Liens, Indebtedness. The Issuer shall not knowingly create or consent to any lien or charge upon or pledge of the Master Indenture Notes or the amounts to be paid thereunder, except the lien, charge and pledge created by this Indenture and the Bonds. The Issuer shall not knowingly incur any Indebtedness or issue any evidence of Indebtedness, other than the Bonds herein authorized, secured by a lien on or pledge of such revenues and income.

Section 7.7.    Recording and Filing.

(a)    The Issuer (subject to Section 13.4 hereof) covenants that it will cooperate with the Borrowers and the Trustee to the extent necessary to allow the Borrowers to cause the General Financing Documents, this Indenture and all supplements thereto and hereto, as well as such other security agreements, financing statements, and other instruments as may be required from time to time to be kept, to be recorded and filed in such manner and in such places as may be required by law in order to fully preserve and protect the security of the holders and owners of the Bonds and the rights of the Trustee hereunder. The Issuer is under no obligation to record or file any such documents itself. Notwithstanding anything to the contrary contained herein, the Trustee shall not be responsible for any initial filings of any financing statements or the information contained therein (including the exhibits thereto), the perfection of any such security interests, or the accuracy or sufficiency of any description of collateral in such initial filings or for filing any modifications or amendments to the initial filings required by any amendments to Article 9 of the Uniform Commercial Code. The Trustee shall cause to be filed a continuation statement with respect to each Uniform Commercial Code financing statement relating to the Bonds which was filed at the time of the issuance thereof, in such manner and in such places as the initial filings were made, provided that a copy of the filed original financing statement is timely delivered to the Trustee. Unless the Trustee shall have been notified in writing by the Issuer or the Borrower that the initial filing or description of collateral was or has become defective, the Trustee shall be fully protected in (i) relying on such initial filing and descriptions in filing any financing or continuation statements or modifications thereto pursuant to this Section 7.8 and (ii) filing any continuation statements in the same filing offices as the initial filings were made. The Borrower shall be responsible for the reasonable costs incurred by the Trustee in the preparation and filing of all continuation statements hereunder.

(b)    Pursuant to the Uniform Commercial Code in effect in the State, a pledge made by the Issuer in respect to Bonds is valid and binding from the time it is made, the money or property so pledged and thereafter received by the Issuer shall immediately be subject to the lien of the pledge without physical delivery or further act, and the lien of the pledge shall be valid and binding as against all parties having claims of any kind in tort, contract, or otherwise against the Issuer irrespective of whether the parties have notice. This Indenture is not required to be recorded or filed under the provisions of the Uniform Commercial Code to be valid.

(c)    The Issuer hereby irrevocably authorizes the Borrowers at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the collateral (i) as all assets of the Issuer pledged under this Indenture or words of similar effect, regardless of whether any particular asset comprised in the collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Article 9 of the Uniform Commercial Code of the state of the Issuer’s location for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Issuer is an organization, the type of organization and any organization identification number issued to the Issuer, and (ii) in the case of a financing statement filed as a fixture filing or indicating collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the collateral relates. The Issuer agrees to furnish any such information to the Borrowers promptly upon request. The Issuer (subject to Section 13.4 hereof) also ratifies its authorization for the Trustee to have filed in any Uniform Commercial Code jurisdiction any continuation statements or financing statement amendments thereto if filed prior to the date hereof.

Section 7.8.    Notice of Reserve Fund Increase or Decrease.

No later than 60 days after the end of each fiscal quarter, commencing with the fiscal quarter ending December 1, 2024, the Borrower Representative shall file with the Trustee: (i) if the Senior Debt Service Coverage Ratio or the Projected Senior Debt Service Coverage Ratio delivered with the certification has been below 1.30 for eight (8) consecutive fiscal quarters, a notice (a “Notice of Reserve Fund Increase”) notifying the Trustee that the Debt Service Reserve Requirement has increased to one hundred percent (100%) of maximum annual debt service for the Senior Bonds (subject to the requirements of Section 148(g) of the Code); and (ii) at any time following the delivery of a Notice of Reserve Fund Increase, if the Senior Debt Service Coverage Ratio and the Projected Senior Debt Service Coverage Ratio has been above 1.30 for twenty (20) consecutive fiscal quarters, a notice (a “Notice of Reserve Fund Decrease”) notifying the Trustee that the Debt Service Reserve Requirement has decreased to fifty percent (50%) of the maximum annual debt service for the Senior Bonds (subject to the requirements of Section 148(g) of the Code).

ARTICLE VIII.
EVENTS OF DEFAULT; REMEDIES OF BONDHOLDERS

Section 8.1.    Events of Default; Acceleration of Due Dates.

(a)    Each of the following events is hereby defined as and shall constitute an “Event of Default”:

(i)    payment of any installment of principal, Redemption Price of, or interest on, any Senior Bond or Subordinate Class A Bond is not made when due; or

(ii)    payment of any installment of principal, Redemption Price of, or interest on, any Subordinate Class B Bond is not made by the first July 1 following the date on which such amount first becomes due; or

(iii)    if the Borrowers or the Issuer shall fail to observe or perform any covenant or agreement contained in this Indenture, which failure would have a Material Adverse Effect, and such failure continues for a period of thirty (30) days after written notice of such failure, requiring the same to be remedied, shall have been given by the Trustee to the Borrower Representative and the Issuer, the giving of which notice shall be at the discretion of the Trustee unless the Trustee is requested in writing to do so by the Holders of at least 25% in aggregate principal amount of all Outstanding Senior Bonds or, if no Senior Bonds are Outstanding, of all Outstanding Subordinate Class A Bonds, or if no Senior Bonds and no Subordinate Class A Bonds are Outstanding, of all Outstanding Subordinate Class B Bonds, in which event such notice shall be given; provided, however, that if such observance or performance requires work to be done, actions to be taken, or conditions to be remedied, which by their nature cannot reasonably be done, taken or remedied within such 30-day period but can be done, taken or remedied within a reasonable period of time, no Event of Default shall be deemed to have occurred or to exist if, and so long as, the Borrowers or the Issuer, as the case may be, shall commence such work, action or other remedy within such 30-day period and shall diligently and continuously prosecute the same to completion; or

(iv)    any Event of Default as specified in the Loan Agreement or the Master Indenture shall occur and is continuing and has not been waived; or

(v)    the occurrence of an Act of Bankruptcy with respect to the Issuer.

(b)    Subject to the provisions of Section (c) below, upon the occurrence of an Event of Default then and in every such case, the Trustee shall (A) at the written request of the Holders of 25% in aggregate principal amount Outstanding of the Senior Bonds or (B) in the case of an Event of Default under subsection (a)(i) above, without any such request, shall declare the principal of all the Senior Bonds and the interest accrued thereon to be immediately due and payable and provide notice of the same to the Master Trustee, the Borrower Representative and the Issuer and upon any such declaration, all principal of and interest on the Senior Bonds become immediately due and payable. Notwithstanding the foregoing, the Senior Bonds shall not be subject to acceleration in the event the applicable Event of Default relates solely to payment of principal of and interest on the Subordinate Bonds;

(ii)    Upon the occurrence of an Event of Default the Trustee shall if no Senior Bonds remain Outstanding (A) at the written request of the Holders of a 25% in aggregate principal amount Outstanding of the Subordinate Class A Bonds and with Special Senior Consent if any Senior Bonds remain Outstanding, and (B), in the case of an Event of Default under subsection (a)(i) above, declare the principal of all of the Subordinate Class A Bonds and the interest accrued thereon to be immediately due and payable and give notice of the same to the Master Trustee, the Borrower Representative and the Issuer and upon any such declaration, all principal, and Redemption Price of and interest on the Subordinate Class A Bonds shall become immediately due and payable. Notwithstanding the foregoing, the Subordinate Class A Bonds shall not be subject to acceleration in the event the applicable Event of Default relates solely to payment of principal of and interest on the Subordinate Class B Bonds; and

(iii)    Upon the occurrence of an Event of Default if no Senior Bonds or Subordinate Class A Bonds remain Outstanding, the Trustee shall (A) at the written request of the Holders of a majority in aggregate principal amount Outstanding of the Subordinate Class B Bonds and (B) in the case of an Event of Default under subsection (a)(i) or (a)(ii) above, declare the principal of all of the Subordinate Class B Bonds and the interest accrued thereon to be immediately due and payable and give notice of the same to the Master Trustee, the Borrower Representative and the Issuer and upon such declaration all principal and Redemption Price of and interest on the Subordinate Class B Bonds shall become immediately due and payable.

(c)    Any declaration pursuant to subsection (b) above shall be subject to the condition that if, at any time after the principal of all Senior Bonds or Subordinate Bonds shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided: (i) the Borrowers shall deposit or cause to be deposited with the Trustee a sum sufficient to pay (A) all matured installments of interest upon all Bonds and the principal and premium, if any, of all such Bonds that shall have become due otherwise than by acceleration (with interest on overdue installments of interest, to the extent permitted by law and on such principal and premium, if any, at the respective rates borne by such Bonds to the date of such deposit) and any other amounts required to be paid pursuant to such Bonds, and (B) the expenses and fees of the Trustee and the Master Trustee; and (ii) any and all Events of Default under this Indenture, other than the (X) nonpayment of principal of and accrued interest on Outstanding Bonds that shall have become due by acceleration and (Y) nonpayment of principal or interest on the Subordinate Bonds if any Senior Bonds remain Outstanding and (Z) when no Senior Bonds remain Outstanding, nonpayment of principal or interest on the Subordinate Class B Bonds if any Subordinate Class A Bonds remain Outstanding (and the Holders of the majority in aggregate principal amount Outstanding of the Subordinate Class A Bonds have waived such nonpayment), shall have been remedied, then and in every such case, the Trustee shall, if requested by the Required Bondholders, waive all Events of Default and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or affect any subsequent Event of Default.

Section 8.2.    Enforcement of Remedies.

(a)    Upon the happening and continuance of any Event of Default, then and in every case, but subject to the provisions of Section 9.2 hereof, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to, and shall, upon written direction of the Required Bondholders, proceed to protect and enforce its rights and the rights of the Bondholders under the Bonds, the Master Trust Indenture Documents, the General Financing Documents, including, without limitation, the Master Indenture Notes and this Indenture, and under any agreement executed in connection with the foregoing, forthwith by such suits, actions or special proceedings in equity or at law, or by proceedings in the office of any board or officer having jurisdiction, whether for the specific performance of any covenant or agreement contained in this Indenture, the Master Trust Indenture Documents or the General Financing Documents or in aid of the execution of any power granted therein or for the enforcement of any legal or equitable rights or remedies as the written directions of the Required Bondholders shall require.

(b)    When the Trustee incurs expenses or renders services after the occurrence of an Act of Bankruptcy with respect to the Issuer or any Borrower, the expenses and the compensation for the services are intended to constitute expenses of administration under any federal or state bankruptcy, insolvency, arrangement, moratorium, reorganization or other debtor relief law.

(c)    In the enforcement of any right or remedy under this Indenture, the Trustee shall be entitled to sue for, enforce payment on and receive any or all amounts then or during any default becoming, and any time remaining, due hereunder for principal, Redemption Price, interest or otherwise under any of the provisions of the Master Trust Indenture Documents, the General Financing Documents, this Indenture or of the Bonds, and unpaid, with interest on overdue payments at the applicable rate or rates of interest specified in the Bonds or any Supplemental Indentures, together with any and all costs and expenses of collection and of all proceedings under the Master Trust Indenture Documents, the General Financing Documents, this Indenture, and the Bonds, without prejudice to any other right or remedy of the Trustee or of the Bondholders, and to recover and enforce judgment or decree against the appropriate party or parties, but solely as provided in the Master Trust Indenture Documents, the General Financing Documents, this Indenture, and the Bonds, for any portion of such amounts remaining unpaid, with interest, costs, and expenses, and to collect in any manner provided by law, the moneys adjudged or decreed to be payable.

(d)    Regardless of the happening of an Event of Default, the Trustee, if requested in writing by the Required Bondholders and furnished with reasonable security and indemnity satisfactory to it, shall institute and maintain such suits and proceedings as it may be advised shall be necessary or expedient to prevent any impairment of the security under this Indenture by any acts which may be unlawful or in violation of the Indenture or of any resolution authorizing the Bonds, and such suits and proceedings as the Trustee may be advised shall be necessary or expedient to preserve or protect its interests and the interests of the Bondholders; but no such request shall be otherwise than in accordance with the provisions of law and of the Indenture.

(e)    Notwithstanding anything to the contrary in this Indenture, the Issuer shall have no obligation to and instead the Trustee may, without further direction from the Issuer, take any and all steps, actions and proceedings, to enforce any or all rights of the Issuer (other than the Unassigned Rights) under the Indenture or the Loan Agreement, including, without limitation, the rights to enforce the remedies upon the occurrence and continuation of an Event of Default and the obligations of the Borrowers under the Loan Agreement.

Section 8.3.    Application of Revenues and Other Moneys After Default

. All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article, after payment of (i) the cost and expenses of the proceedings resulting in the collection of such moneys and of the fees, expenses, liabilities and advances incurred or made by the Trustee and any Paying Agent, including reasonable attorneys’ fees and (ii) the fees, costs and expenses of the Issuer and the Issuer Indemnified Persons and any other payments due them in respect of the Unassigned Rights (including, without limitation, indemnification payments); provided, that payment of amounts due to the Issuer or the Issuer Indemnified Persons under this Section shall not absolve the Borrowers from liability therefor except to the extent of the amounts received from the Trustee, shall be deposited in the Principal and Interest Account of the Debt Service Fund and all moneys so deposited, to the extent not required under the Master Indenture Notes or the Master Indenture to be delivered to the Master Trustee to be applied under the Master Indenture, in such Fund and available for payment of the Bonds shall be applied as follows:

(a)    to the payment of costs and expenses of collection, including reasonable fees of counsel and reasonable compensation to the Master Trustee (to the extent the Master Trustee has not received or retained amounts for such fees and expenses) and the Trustee;

(b)    whether or not the principal of all Outstanding Bonds shall have become or have been declared due and payable:

FIRST: To the payment to the Holders entitled thereto of all installments of interest then due on any Senior Bonds in the order of the maturity of such installments and, if the amount available shall not be sufficient to pay in full any installment or installments maturing on the same date, then to the payment thereof ratably, according to such amounts due on such date, without any discrimination or preference;

SECOND: To the payment to the Holders entitled thereto of the unpaid principal installments which shall have become due, whether at maturity or by call for redemption, on any Senior Bonds in order of their due dates and, if the amounts available shall not be sufficient to pay in full all principal installments due on the same date, then to the payment thereof ratably, according to the amounts of such principal installments due on such date, without any discrimination or preference;

THIRD: To the payment to the Holders entitled thereto of any additional amounts due and unpaid in respect of Senior Bonds, in the order of the due dates of such amounts, and if the moneys available therefor shall not be sufficient to pay in full any such additional amounts due on the same date, then to the payment thereof ratably, according to the amounts due thereon, without any discrimination or preference;

FOURTH: To the payment to the Holders entitled thereto of all installments of interest then due on any Subordinate Class A Bonds in the order of the maturity of such installments and, if the amount available shall not be sufficient to pay in full any installment or installments maturing on the same date, then to the payment thereof ratably, according to such amounts due on such date, without any discrimination or preference;

FIFTH: To the payment to the Holders entitled thereto of the unpaid principal installments which shall have become due, whether at maturity or by call for redemption, on any Subordinate Class A Bonds in order of their due dates and, if the amounts available shall not be sufficient to pay in full all principal installments due on the same date, then to the payment thereof ratably, according to the amounts of such principal installments due on such date, without any discrimination or preference;

SIXTH: To the payment to the Holders entitled thereto of any additional amounts due and unpaid in respect of Subordinate Class A Bonds, in the order of the due dates of such amounts, and if the moneys available therefor shall not be sufficient to pay in full any such additional amounts due on the same date, then to the payment thereof ratably, according to the amounts due thereon, without any discrimination or preference;

SEVENTH: To the payment to the Holders entitled thereto of all installments of interest then due on any Subordinate Class B Bonds in the order of the maturity of such installments and, if the amount available shall not be sufficient to pay in full any installment or installments maturing on the same date, then to the payment thereof ratably, according to such amounts due on such date, without any discrimination or preference;

EIGHTH: To the payment to the Holders entitled thereto of the unpaid principal installments which shall have become due, whether at maturity or by call for redemption, on any Subordinate Class B Bonds in order of their due dates and, if the amounts available shall not be sufficient to pay in full all principal installments due on the same date, then to the payment thereof ratably, according to the amounts of such principal installments due on such date, without any discrimination or preference; and

NINTH: To the payment to the Holders entitled thereto of any additional amounts due and unpaid in respect of Subordinate Class B Bonds, in the order of the due dates of such amounts, and if the moneys available therefor shall not be sufficient to pay in full any such additional amounts due on the same date, then to the payment thereof ratably, according to the amounts due thereon, without any discrimination or preference.

(c)    Whenever moneys are to be applied pursuant to the provisions of this Section, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date upon which such application shall be made. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date, and shall not be required to make payment to the owner of any Bonds until such Bonds shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

(d)    Whenever all Bonds and interest thereon and all other amounts due under the Loan Agreement, Master Indenture Note and Tax Certificate have been paid under the provisions of this Section and all fees, expenses and charges of the Trustee and Paying Agent have been paid, any balance remaining in the Debt Service Fund shall be paid to the Master Trustee for deposit to the Revenue Fund established under the Master Indenture for application as revenues held in such Revenue Fund, and if the Master Indenture is no longer in full force and effect, to or upon the direction of the Borrower Representative.

Section 8.4.    Actions by Trustee. All rights of action under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceedings relating thereto and any such suit or proceedings instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any holders of the Bonds, and any recovery of judgment, subject to the provisions of Section 8.3 hereof, shall be for the benefit of the holders of the Outstanding Bonds subject to the priorities and preferences provided for herein.

Section 8.5.    Required Bondholders Control Proceedings. The Required Bondholders shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of the Indenture, or for any other proceedings hereunder; but such direction shall not be otherwise than in accordance with the provisions of law and of the Indenture.

Section 8.6.    Individual Bondholder Action Restricted.

(a)    No owner of the Bonds shall have any right to institute any suit, action or proceeding at law or in equity for the enforcement of any provision of this Indenture or the execution of any trust under this Indenture or for any remedy under this Indenture, unless such owner shall have previously given to the Trustee written notice of the happening of an event of default, as provided in this Article, and the Required Bondholders shall have filed a written request with the Trustee, and shall have offered it reasonable opportunity, either to exercise the powers granted in this Indenture or by the laws of the State or to institute such action, suit or proceeding in its own name, and unless such owners shall have offered to the Trustee adequate security and indemnity against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee shall have refused to comply with such request for a period of sixty (60) days after receipt by it of such notice, request and offer of indemnity, it being understood and intended that no owner of any Bond shall have any right in any manner whatever by his or their action to affect, disturb or prejudice the pledge created by the Indenture, or to enforce any right under the Indenture, except in the manner herein provided; and that all proceedings at law or in equity to enforce any provision of the Indenture shall be instituted, had and maintained in the manner provided in the Indenture and for the equal benefit of all owners of the Outstanding Bonds provided, however, that the right of the Holders of the Senior Bonds to receive such payments as shall then be due and owing shall be prior and superior in all cases to the right of the Holders of the Subordinate Bonds to receive such payments and that the rights of the Holders of the Subordinate Class A Bonds to receive such payments as shall then be due and owing shall be prior and superior in all cases to the rights of the Holders of the Subordinate Class B Bonds to receive such payments.

(b)    Nothing herein or in the Bonds contained shall affect or impair the right of any owner of the Bonds to enforce payment of the principal or Redemption Price, if any, of and interest on any Bond or other amounts due under the Loan Agreement and the Master Indenture Notes at and after the maturity thereof, or the obligation of the Borrowers to pay the principal or Redemption Price, if applicable, of and interest on each of the Bonds or other amounts due under the Loan Agreement and the Master Indenture Notes to the respective owners thereof at the time, place, from the source and in the manner herein and in such Bonds expressed.

Section 8.7.    Effect of Discontinuance of Proceedings. In case any proceeding taken by the Trustee on account of any event of default shall have been dismissed, discontinued or abandoned for any reason, or shall have been determined adversely, then and in every such case the Issuer, the Trustee, and the owners of the Bonds shall be restored, respectively, to their former positions and rights hereunder, and all rights, remedies, powers and duties of the Trustee shall continue as though no such proceedings had been taken.

Section 8.8.    Remedies Not Exclusive. No remedy by the terms of this Indenture enforced upon or reserved to the Trustee or to the owners of the Bonds is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

Section 8.9.    Delay or Omission Upon Default. No delay or omission of the Trustee or of the owners of any Bond to exercise any right or power arising upon any event of default shall impair any right or power or shall be construed to be a waiver of any such default or any acquiescence therein; and every power and remedy given by this Article to the Trustee and the owner of any Bond, respectively, may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the owner of the Bonds.

Section 8.10.    Notice of Default. The Trustee shall promptly mail to each owner of the Bonds written notice of the occurrence of any Event of Default of which it is required to take notice pursuant to Section 9.3(h) hereof, including without limitation notice of failure to pay the principal or interest on the Bonds or any failure by the Borrowers to make a payment required under Section 3.1(c) of the Loan Agreement and of any draw on and failure to reimburse a draw on the Debt Service Reserve Fund within the time permitted herein and in the Loan Agreement. Actual knowledge means the actual knowledge of a Responsible Officer in the Trustee’s corporate trust administration department. The Trustee shall not, however, be subject to any liability to any owner of the Bonds by reason of its failure to mail any notice required by this Section.

ARTICLE IX.
TRUSTEE AND PAYING AGENT

Section 9.1.    Appointment and Acceptance of Duties.

(a)    The Bank of New York Mellon is hereby appointed as Trustee. The Trustee shall signify its acceptances of the duties and obligations of the Trustee by executing this Indenture. All provisions of this Article shall be construed as extending to and including all the rights, duties and obligations imposed upon the Trustee under the Loan Agreement and the other General Financing Documents as fully for all intents and purposes as if this Article were contained in the Loan Agreement and the other General Financing Documents.

(b)    The Trustee is hereby appointed as Paying Agent for the Bonds. The Issuer may also from time to time appoint one or more other Paying Agents in the manner and subject to the conditions set forth in Section 9.10 hereof for the appointment of a successor Paying Agent. Each Paying Agent shall signify its acceptance of the duties and obligations imposed upon it by this Indenture by executing and delivering to the Issuer and to the Trustee a written acceptance thereof. The corporate trust operations offices of the Paying Agent are designated as the respective offices or agencies of the Issuer for the payment of the principal or Redemption Price of and the interest on the Bonds.

Section 9.2.    Indemnity. Except with respect to the Trustee’s mandatory duties with respect to acceleration of the Bonds pursuant to Section 8.1 hereof and paying or causing to be paid in accordance with this Indenture, the principal, Redemption Price, if any, and interest, on the Bonds from moneys delivered to the Trustee for payment thereof, the Trustee shall be under no obligation to take any action, institute any suit, or to take any remedial proceeding under this Indenture, or to enter any appearance in or in any way defend any suit in which it may be made defendant, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder, until it shall be indemnified and provided with adequate security to its satisfaction against any and all reasonable costs and expenses, outlays, and counsel fees and other disbursements, and against all liability not due to its willful misconduct, negligence or bad faith. Such indemnification shall not be provided by the Issuer.

The Trustee shall be indemnified for and held harmless by the Borrowers as provided in Section 7.11 of the Loan Agreement. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

Section 9.3.    Rights and Responsibilities of Trustee.

(a)    The Trustee shall have no responsibility in respect of the validity or sufficiency of this Indenture or the security provided hereunder or the due execution hereof by the Issuer, or in respect of the title or the value of the Project, or in respect of the validity of any Bonds authenticated and delivered by the Trustee in accordance with this Indenture or to see to the recording or filing of the Indenture or any financing statement (except the filing of continuation statements as provided in Section 7.8 hereof) or any other document or instrument whatsoever. The recitals, statements and representations contained herein and in the Bonds shall be taken and construed as made by and on the part of the Issuer and not by the Trustee; provided that to the extent such recitals, statements and representations pertain to the 2021 Project or the Borrowers, the Issuer is relying, without independent investigation or inquiry on information provided by, and representations of, the Borrowers, and it does not assume any responsibility for the correctness of the same; except that the Trustee shall be responsible for its representation contained in its certificate on the Bonds. The obligation hereunder to pay or reimburse the Trustee for expenses, advances, reimbursements and to indemnify and hold harmless the Trustee pursuant to Section 9.2 shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of all obligations under this Indenture and the resignation or removal of the Trustee.

(b)    The Trustee shall not be liable or responsible because of the failure of the Issuer to perform any act required of it by the Indenture or the Issuer Financing Documents or because of the loss of any moneys arising through the insolvency or the act or default or omission of any depository other than itself in which such moneys shall have been deposited. The Trustee shall not be responsible for the application of any of the proceeds of the Bonds or any other moneys deposited with it and paid out, invested, withdrawn or transferred in accordance herewith or for any loss resulting from any such investment. The Trustee shall not be liable in connection with the performance of its duties hereunder except for its own willful misconduct, gross negligence or bad faith. The immunities and exemptions from liability of the Trustee shall extend to its directors, officers, employees, attorneys and agents.

(c)    The Trustee, prior to the occurrence of an Event of Default (as defined in Section 8.1 hereof) of which the Trustee has actual knowledge (as defined in Section 8.10 hereof), and subsequent to an Event of Default that has been cured, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied duties shall be read into this Indenture against the Trustee. In case an Event of Default has occurred of which the Trustee has actual knowledge (as defined in Section 8.10 hereof) and which has not been cured, the Trustee, subject to Section 9.2 hereof, shall exercise such of the rights and powers vested in it hereby and use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of his own affairs.

(d)    The Trustee shall have the right to consult with counsel chosen with due care and may act upon the opinion or advice of such counsel. The Trustee shall not be responsible for any loss or damage resulting from any action or inaction based on its good faith reliance upon such opinion or advice. The Trustee shall in all instances shall act in good faith in incurring costs, expenses and legal fees in connection with the transactions contemplated by this Indenture and the Loan Agreement.

(e)    The Trustee shall not be liable or responsible for the failure of the Borrowers to effect or maintain insurance on the Project as provided in the Borrower Financing Documents nor shall it be responsible for any loss by reason of want or insufficiency in insurance or by reason of the failure of any insurer in which the insurance is carried to pay the full amount of any loss against which it may have insured the Issuer, the Borrowers, the Trustee or any other person. The Trustee shall not be liable or responsible for the failure of the Borrowers to comply with any provision of the Loan Agreement or any other General Financing Document.

(f)    The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers, or employees and shall not be answerable for the conduct of the same if appointed with due care hereunder, and shall be entitled to advice of counsel concerning all matters of trusts hereof and duties hereunder, and may in all cases pay such reasonable compensation to any attorney, agent, receiver or employee retained or employed by it in connection herewith.

(g)    The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its gross negligence or willful misconduct.

(h)    The Trustee shall not be required to take notice or be deemed to have notice of any default hereunder (except failure to be made any of the payments to the Trustee required to be made by Article VII) unless a Responsible Officer of the Trustee shall be specifically notified in writing of such default by the Issuer, the Borrowers or by the owners of at least 25% in aggregate principal amount (i) of all Senior Bonds then outstanding or (ii) if no Senior Bonds are outstanding, of all Subordinate Class A Bonds, or (ii) if no Senior Bonds and no Subordinate Class A Bonds are outstanding, of all Subordinate Class B Bonds and all notices or other instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be delivered at the designated corporate trust office of the Trustee, and in the absence of such notice so delivered the Trustee may conclusively assume there is no default except as aforesaid.

(i)    At any and all reasonable times, the Trustee, and its duly authorized agents, attorneys, experts, engineers, accountants and representatives, shall have the right fully to inspect any and all books, papers and records of the Borrowers pertaining to the Bonds, and to take such memoranda from and in regard thereto as may be desired.

(j)    The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation acts of God, earthquakes, fire, flood, hurricanes or other storms, wars, terrorism or similar military or quasi-military disturbances, sabotage, epidemic, pandemic, riots, interruptions, loss or malfunction of utilities or communications services, accidents, labor disputes, or acts of civil disobedience, acts of civil or military authority or governmental action, it being understood that the Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under any such circumstances.

Section 9.4.    Compensation. The Trustee and Paying Agent shall be entitled to receive and collect from the Borrowers as provided in the General Financing Documents payment for reasonable fees for services rendered hereunder and all advances, counsel fees and expenses and other expenses reasonably and necessarily made or incurred by the Trustee or Paying Agent in connection therewith. The Trustee and the Paying Agent shall have no lien upon any funds or other property held hereunder by the Trustee. The Trustee shall transfer all Additional Payments owed to or for the benefit of the Issuer promptly upon receipt thereof from the Borrowers at the address specified herein for notice to the Issuer or as otherwise directed by the Issuer; except that payments constituting the Issuer’s Annual Fee in accordance with Section 3.3 of the Loan Agreement. To secure the payment or reimbursement to the Trustee provided for in this Section, the Trustee shall have a senior claim, to which the Bonds are made subordinate, on all money or property held or collected by the Trustee, except that held in the Rebate Fund or otherwise held in trust to pay principal of and interest on particular Bonds.

Section 9.5.    Evidence on Which Trustee May Act.

(a)    In case at any time it shall be necessary or desirable for the Trustee to make any investigation concerning any fact preparatory to taking or not taking any action, or doing or not doing anything, as such Trustee, and in any case in which this Indenture, the General Financing Documents or the Master Trust Indenture Documents provides for permitting or taking any action, it may rely conclusively, without independent investigation upon any certificate required or permitted to be filed with it under the provisions hereof, of the General Financing Documents or of the Master Trust Indenture Documents, and any such certificate shall be evidence of such fact and protect it in any action that it may or may not take, or in respect of anything it may or may not do, in good faith, by reason of the supposed existence of such fact.

(b)    The Trustee shall be protected and shall incur no liability in acting or proceeding, or in not acting or not proceeding, in good faith, reasonably and in accordance with the terms of this Indenture, the General Financing Documents or the Master Trust Indenture Documents, upon any resolution, order, notice, request, consent, waiver, certificate, statement, affidavit, requisition, Bond or other paper or document which it shall in good faith reasonably believe to be genuine and to have been adopted or signed by the proper board or person, or to have been prepared and furnished pursuant to any of the provisions of this Indenture, the General Financing Documents or the Master Trust Indenture Documents, or upon the written opinion of any attorney chosen with due care (who may be an attorney for the Issuer or the Borrowers), engineer, appraiser, or accountant reasonably believed by the Trustee to be qualified in relation to the subject matter.

(c)    The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Issuer shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Issuer understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Issuer shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Issuer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 9.6.    Evidence of Signatures of Owners of the Bonds and Ownership of Bonds.

(a)    Any request, consent, revocation of consent or other instrument which this Indenture may require or permit to be signed and executed by the owners of the Bonds may be in one or more instruments of similar tenor, and shall be signed or executed by such owners of the Bonds in person or by their attorneys appointed in writing. Proof of (i) the execution of any such instrument, or of any instrument appointing any such attorney, or (ii) the holding by any person of the Bonds shall be sufficient for any purpose of this Indenture (except as otherwise herein expressly provided) if made in the following manner:

(i)    The fact and date of the execution by any owner of the Bonds or his attorney of such instruments may be proved by a guarantee of the signature thereon by an officer of a bank or trust company or other member of a medallion signature guarantee program or by the certificate of any notary public or other officer authorized to take acknowledgments of deeds, that the person signing such request or other instrument acknowledged to him the execution thereof or by an affidavit of a witness of such execution, duly sworn to before such notary public or other officer. Where such execution is by an officer of a corporation or a member of an association, a limited liability company or a partnership, on behalf of such corporation, association, limited liability company or partnership, such signature guarantee, certificate or affidavit shall be accompanied by sufficient proof of his authority.

(ii)    The ownership of registered Bonds and the amount, numbers and other identification, and date of owning the same shall be proved by the registry books.

(b)    Except as otherwise provided in Section 11.3 hereof with respect to revocation of a consent, any request or consent by the owner of any Bond shall bind all future owners of such Bond in respect of anything done or suffered to be done by the Issuer or the Trustee or any Paying Agent in accordance therewith.

Section 9.7.    Trustee and Paying Agent Deal in Bonds and With Obligated Group. Any national banking association, bank or trust company acting as a Trustee or Paying Agent, and its directors, officers, employees or agents, may in good faith buy, sell, own, hold and deal in any of the Bonds and may join in any action which any owner of the Bonds may be entitled to take and may otherwise deal with any Borrower or any Member of the Obligated Group with like effect as if such association, bank or trust company were not such Trustee or Paying Agent. The Trustee or any Paying Agent, in its individual capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Issuer or any Borrower, and may act as depository, trustee or agent for any committee or body of Bondowners secured hereby or other obligations of the Issuer as freely as if it did not act in any capacity hereunder.

Section 9.8.    Resignation or Removal of Trustee.

(a)    The Trustee may resign and thereby become discharged from the trusts created under this Indenture by notice in writing to be given to the Issuer and by notice mailed, postage prepaid to the owners of the Bonds not less than sixty (60) days before such resignation is to take effect, but such resignation shall not take effect until the appointment of a successor Trustee pursuant to Section 9.9 hereof and such successor Trustee shall accept such trust.

(b)    The Trustee may be removed at any time thirty (30) days after an instrument or concurrent instruments in writing is filed with the Trustee by the Required Bondholders or their attorneys-in-fact duly authorized, but such removal shall not take effect until the appointment of a successor Trustee pursuant to Section 10.9 hereof and such successor Trustee shall accept such trust. The Trustee shall promptly give notice of such filing to the Issuer.

Section 9.9.    Successor Trustee.

(a)    If at any time the Trustee shall resign, or shall be removed, be dissolved or otherwise become incapable of acting or shall be adjudged a bankrupt or insolvent, or if a receiver, liquidator or conservator thereof, or of its property, shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs, the position of Trustee shall thereupon become vacant.

(b)    Within sixty (60) days after such vacancy shall have occurred, the Required Bondholders, by an instrument or concurrent instruments in writing, signed by such owners of the Bonds or their attorneys-in-fact thereunto duly authorized and filed with the Issuer, shall appoint a successor Trustee, which shall immediately and without further act, supersede any Trustee theretofore appointed. If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Section, the owner of any Bond then Outstanding or any retiring Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

(c)    Any Trustee appointed under this Section shall be a national banking association or a bank or trust company duly organized under the laws of the State or under the laws of any state of the United States, or under the laws of the United States, and authorized to exercise corporate trust powers. At the time of its appointment, any successor Trustee shall have a capital stock and surplus aggregating not less than $50,000,000.

(d)    Every successor Trustee shall execute, acknowledge and deliver to its predecessor, and also to the Issuer and the Borrowers, an instrument in writing accepting such appointment, and thereupon such successor Trustee, without any further act, deed, or conveyance, shall become fully vested with all moneys, estates, properties, rights, immunities, powers and trusts, and subject to all the duties and obligations of its predecessor, with like effect as if originally named as such Trustee; but such predecessor shall, nevertheless, on the written request of its successor or of the Issuer, and upon payment of the compensation, expenses, charges and other disbursements of such predecessor which are due and payable pursuant to Section 9.4 hereof, execute and deliver an instrument transferring to such successor Trustee all the estate, properties, rights, immunities, powers and trusts of such predecessor, except any indemnification rights. Every predecessor Trustee shall also deliver all property and moneys held by it under the Indenture to its successor. Should any instrument in writing from the Issuer be required by any successor Trustee for more fully and certainly vesting in such Trustee, the estate, properties, rights, immunities, powers and trusts vested or intended to be vested in the predecessor Trustee any such instrument in writing shall, on request, be executed, acknowledged and delivered by the Issuer (subject to Section 13.4 hereof). Any successor Trustee shall promptly notify the Paying Agent of its appointment as Trustee.

(e)    Any company into which the Trustee may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or any company to which the Trustee may sell or transfer all or substantially all of its corporate trust business, provided such company shall be a national banking association or a bank or trust company duly organized under the laws of any state of the United States, shall have a capital stock and surplus aggregating not less than $50,000,000 and shall be authorized by law to perform all the duties imposed upon it by the Indenture, shall be the successor to such Trustee, both in its capacity as Trustee and its capacity as Paying Agent if the Trustee is serving as Paying Agent, without the execution or filing of any paper or the performance of any further act.

(f)    Any Trustee which becomes incapable of acting as Trustee shall pay over, assign and deliver to its successor any moneys, funds or investments held by it in the manner provided in Section 9.9(d) and shall render an accounting to the Issuer.

Section 9.10.    Resignation or Removal of Paying Agent; Successors.

(a)    Any Paying Agent may at any time resign and be discharged of the duties and obligations created by the Indenture by giving at least sixty (60) days’ written notice to the Issuer, the Trustee and the Borrower Representative. Any successor Paying Agent shall be appointed by the Issuer (subject to Section 13.4 hereof), with the approval of the Trustee, subject to the consent of the Borrower Representative which shall not be unreasonably withheld, and shall be a bank or trust company duly organized under the laws of any State of the United States or a national banking association, having a capital stock and surplus aggregating at least $50,000,000, and willing and able to accept the office on reasonable and customary terms and authorized by law to perform all the duties imposed upon it by this Indenture.

(b)    In the event of the resignation or removal of any Paying Agent, such Paying Agent shall pay over, assign, transfer and deliver any moneys held by it as Paying Agent to its successor, or if there be no successor, to the Trustee. In the event that for any reason there shall be a vacancy in the office of any Paying Agent, the Trustee shall act as such Paying Agent.

Section 9.11.    Moneys Held for Particular Bonds. The amounts held by the Trustee or Paying Agent for the payment of the interest, principal or Redemption Price due on any date with respect to particular Bonds, on and after such date and pending such payment, shall be set aside on its books and held in trust by it for the owners of the Bonds entitled thereto. Such funds shall be invested in Investment Securities at the direction of the Borrower Representative for the account of the Borrowers or shall otherwise remain uninvested.

Section 9.12.    Continuation Statements. The Trustee shall cause continuation statements for the financing statements filed at the time of issuance of the Bonds (a copy of which is provided to the Trustee) to be filed in the applicable state offices so as to continue the perfected status thereof pursuant to the Uniform Commercial Code of the applicable states. In addition, unless the Trustee shall have been notified in writing that any such initial filing or description of collateral was or has become defective, the Trustee shall be fully protected in (i) relying on such initial filing and description in filing any financing or continuation statements or modifications thereto pursuant to this Section and (ii) filing any continuation statements in the same filing offices as the initial filings were made. The Borrowers shall be responsible for the customary fees charged by the Bod Trustee for the preparation and filing of continuation statements and for the reasonable costs incurred by the Trustee in the preparation and filing of all continuation statements hereunder.

Section 9.13.    Obligation to Report Defaults. Subject to Section 9.3(h) hereof, the Trustee shall deliver to the Issuer, the Master Trustee and the Borrower Representative a written notice stating the existence of any condition or event which constitutes, or with the giving of notice or the passage of time would constitute, an Event of Default and requesting the Borrower Representative to notify it of the action it purposes to take with respect thereto. Becoming aware means the actual knowledge of an officer in the Trustee’s corporate trust administration department, provided that the Trustee shall be deemed to have actual knowledge of the matters described in Section 1.2(d) of this Indenture.

Section 9.14.    Payments Due on non-Business Day. In any case where the date of payment maturity of interest on or principal of the Bonds or the date fixed for redemption of any Bonds shall be a day other than a Business Day, then payment of such amount shall be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

Section 9.15.    Appointment of Co-Trustee.

(a)    The Trustee represents that it has the power and authority to perform all functions required of the Trustee under the General Financing Documents. Without limiting the foregoing, it is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or the Loan Agreement, and in particular in case of the enforcement of either the Loan Agreement or the Indenture on default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate trustee or co-trustee. The following provisions of this Section are adapted to these ends.

(b)    In the event that the Trustee appoints an additional individual or institution as a separate trustee or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate trustee or co-trustee but only to the extent necessary to enable such separate trustee or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate trustee or co-trustee shall run to and be enforceable by either of them.

(c)    Should any instrument in writing from the Issuer be required by the separate trustee or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall (subject to Section 13.4 hereof), on request, be executed, acknowledged and delivered by the Issuer. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.

ARTICLE X.
AMENDMENTS OF INDENTURE

Section 10.1.    Limitation on Modifications. This Indenture shall not be modified or amended in any respect except as provided in and in accordance with and subject to the provisions of this Article.

Section 10.2.    Supplemental Indentures Without Consent of Owners of the Bonds.

(a)    Subject to the terms and conditions contained in this Article and Article XI, the Issuer may, from time to time and at any time, adopt Supplemental Indentures with the prior written consent of the Borrower Representative, and without prior notice to, and without the consent of, the owners of the Bonds for any of the following purposes:

(i)    To cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture or any supplemental indenture as shall not be inconsistent with this Indenture or adversely affect the interests of the Holders of any particular Bonds or series of Bonds.

(ii)    To grant to or confer upon the Trustee for the benefit of the owners of the Bonds any additional rights, remedies, powers, authority or security which may lawfully be granted or conferred and which are not contrary to or inconsistent with this Indenture as theretofore in effect.

(iii)    To add to the covenants and agreements of the Issuer in this Indenture other covenants and agreements to be observed by the Issuer which are not contrary to or inconsistent with this Indenture as theretofore in effect.

(iv)    To add to the limitations and restrictions in this Indenture other limitations and restrictions to be observed by the Issuer which are not contrary to or inconsistent with this Indenture as theretofore in effect.

(v)    To confirm, as further assurance, any pledge under, and the subjection to any lien or pledge created or to be created by, this Indenture, of the properties of the Project, or revenues or other income from or in connection with the Project or of any other moneys, securities or funds, or to subject to the lien or pledge of this Indenture additional revenues, properties or collateral.

(vi)    To qualify this Trust Indenture under the Trust Indenture Act of 1939, as amended, or corresponding provisions of federal laws from time to time in effect.

(vii)    To authorize the issuance of certain Additional Bonds, in accordance herewith, and prescribe the terms, forms and details thereof not inconsistent with this Indenture.

(viii)    To amend any provision pertaining to matters under Federal income tax laws, including Section 148(f) of the Code;

(ix)    To authorize different authorized denominations of the Bonds and to make correlative amendments and modifications to this Indenture regarding exchangeability of Bonds of different authorized denominations, redemptions of portions of Bonds of particular authorized denominations and similar amendments and modifications of a technical nature;

(x)    To provide for any uncertificated system of registering the Bonds or to provide for the change to or from a Book-Entry System for the Bonds;

(xi)    To evidence the succession of a new Trustee or the appointment by the Trustee or the Issuer of a co-trustee;

(xii)    To make any change related to the Bonds that does not materially adversely affect the interests of any Bondholder; or

(xiii)    To make any other change to this Indenture that will take effect during any period when the Borrowers are permitted to optionally redeem Bonds.

(b)    Before the Issuer shall adopt any Supplemental Indenture pursuant to this Section, there shall have been filed with the Trustee an Opinion of Bond Counsel satisfactory to the Trustee to the effect that (i) such Supplemental Indenture is authorized or permitted by this Indenture and complies with its terms, (ii) upon execution, the Supplemental Indenture will be valid and binding upon the Issuer in accordance with its terms, and (iii) the execution and delivery of the Supplemental Indenture will not adversely affect the exclusion of interest on the Tax‑Exempt Bonds from the gross income of the Holders for federal tax purposes

Section 10.3.    Supplemental Indentures With Consent of Owners of the Bonds.

(a)    Subject to the terms and provisions contained in this Article, the Required Bondholders and the Borrower Representative shall have the right from time to time, to consent to and approve the adoption by the Issuer of any Supplemental Indenture as shall be deemed necessary or desirable by the Issuer for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained herein. Nothing herein contained shall permit, or be construed as permitting, without the consent of all of the owners of the Bonds affected thereby (A) a change in the terms of redemption or maturity of the principal of or the interest on any Outstanding Bond, tender provision, or a reduction in the principal amount or redemption price of any Outstanding Bond or the rate of interest thereon without the consent of the owner of such Bond, or (B) the creation of a lien upon or pledge of revenues or other income from or in connection with the Loan Agreement other than the lien or pledge created by this Indenture or the Master Indenture or (C) a preference or priority of any Bond or Bonds over any other Bond or Bonds, except for preferences and priorities (x) of Senior Bonds over Subordinate Bonds, and (y) of Subordinate Class A Bonds over Subordinate Class B Bonds or (D) a reduction in the aggregate principal amount of the Bonds or any subset of the same required for consent to such Supplemental Indenture.

(ii)    Notwithstanding anything in this Article to the contrary, while any Senior Bonds remain Outstanding, the Holders of the Subordinate Bonds shall have no right of consent to any amendment, change or modification to this Indenture other than as set forth in this subsection and subsection (iii) below. Any notices required under this Article shall be sent to the Holders of the Senior Bonds with copy to the Holders of Subordinate Bonds. By their purchase of the Subordinate Bonds, the Holders of such Subordinate Bonds shall be deemed to have consented to the provisions of this Section. Nothing in this Section shall permit, or be construed as permitting, without the consent of the Holders of all Outstanding Subordinate Class A Bonds any amendment, change or modification to this Indenture that would cause any of the following effects (1) an extension of the maturity date or redemption dates or the due date of any interest on any Subordinate Class A Bond, (2) a reduction in the principal amount of any Subordinate Class A Bond or the interest rate thereon, (3) a privilege or priority of any Subordinate Class A Bond or Bonds over any other Subordinate Class A Bond or Bonds, (4) a reduction in the aggregate principal amount of the Subordinate Class A Bonds required for consent to remedies or waivers of remedies in connection with the occurrence of an Event of Default hereunder, (5) an extension of the dates on which the Borrowers’ payments with respect to the Subordinate Class A Bonds are due, (6) a reduction in the principal amount or interest rate payable by the Borrowers under the Loan Agreement with respect to the Subordinate Class A Bonds and the Subordinate Class A Note, (7) the creation of any lien on the Trust Estate other than (A) a Permitted Encumbrance or (B) a lien ratably securing all of the Subordinate Class A Bonds at any time Outstanding, or (8) the elimination or diminution of the lien securing the Subordinate Class A Bonds except to the extent necessary and appropriate in connection with a reduction in such lien permitted by the Master Indenture.

(iii)    Notwithstanding anything in this Article to the contrary, while any Senior Bonds or Subordinate Class A Bonds remain Outstanding, the Holders of the Subordinate Class B Bonds shall have no right of consent to any amendment, change or modification to this Indenture other than as set forth in this subsection. Any notices required under this Article shall be sent to the Holders of the Senior Bonds or if no Senior Bonds are Outstanding, to the Holders of the Subordinate Class A Bonds, with copy to the Holders of Subordinate Class B Bonds. By their purchase of the Subordinate Class B Bonds, the Holders of such Subordinate Class B Bonds shall be deemed to have consented to the provisions of this Section. Nothing in this Section shall permit, or be construed as permitting, without the consent of the Holders of all Outstanding Subordinate Class B Bonds any amendment, change or modification to this Indenture that would cause any of the following effects (1) an extension of the maturity date or redemption dates or the due date of any interest on any Subordinate Class B Bond, (2) a reduction in the principal amount of any Subordinate Class B Bond or the interest rate thereon, (3) a privilege or priority of any Subordinate Class B Bond or Bonds over any other Subordinate Class B Bond or Bonds, (4) a reduction in the aggregate principal amount of the Subordinate Class B Bonds required for consent to remedies or waivers of remedies in connection with the occurrence of an Event of Default hereunder, (5) an extension of the dates on which the Borrowers’ payments with respect to the Subordinate Class B Bonds are due, (6) a reduction in the principal amount or interest rate payable by the Borrowers under the Loan Agreement with respect to the Subordinate Class B Bonds and the Subordinate Class B Note, (7) the creation of any lien on the Trust Estate other than (A) a Permitted Encumbrance or (B) a lien ratably securing all of the Subordinate Class B Bonds at any time Outstanding, or (8) the elimination or diminution of the lien securing the Subordinate Class B Bonds except to the extent necessary and appropriate in connection with a reduction in such lien permitted by the Master Indenture.

(b)    If at any time the Issuer shall determine to adopt any Supplemental Indenture for any of the purposes of this Section, it shall cause notice of the proposed Supplemental Indenture to be mailed, postage prepaid, to all owners of the Bonds. Such notice shall briefly set forth the nature of the proposed Supplemental Indenture, and shall state that a copy thereof is on file at the offices of the Trustee for inspection by all owners of the Bonds.

(c)    Within one year after the date of such notice, the Issuer may execute such Supplemental Indenture in substantially the form described in such notice, only if there shall have first been filed with the Issuer (i) the written consents of the required percentage of owners of the Bonds then Outstanding so affected and (ii) an opinion of counsel satisfactory to the Trustee stating that such Supplemental Indenture is authorized or permitted by this Indenture and complies with its terms, and that upon adoption it will be valid and binding upon the Issuer in accordance with its terms. Each valid consent shall be effective only if accompanied by proof of the owning, at the date of such consent, of the Bonds with respect to which such consent is given. A certificate or certificates by the Trustee that it has examined such proof and that such proof is sufficient in accordance with this Indenture shall be conclusive that the consents have been given by the owners of the Bonds described in such certificate or certificates. Any such consent shall be binding upon the owner of the Bonds giving such consent and upon any subsequent owner of such Bonds and of any Bonds issued in exchange therefor (whether or not such subsequent owner thereof has notice thereof), unless such consent is revoked in writing by the owner of such Bonds giving such consent or a subsequent owner thereof by filing such revocation with the Trustee prior to the adoption of such Supplemental Indenture.

(d)    If the owners of not less than the percentage of Bonds required by this Indenture shall have consented to and approved the execution thereof as herein provided, no owner of any Bond shall have any right to object to the enactment of such Supplemental Indenture, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the adoption thereof, or to enjoin or restrain the Issuer from adopting the same or from taking any action pursuant to the provisions thereof.

(e)    Upon the adoption of any Supplemental Indenture pursuant to the provisions of this Section, this Indenture shall be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Issuer, the Trustee and all owners of Bonds then Outstanding shall thereafter be determined, exercised and enforced under this Indenture, subject in all respects to such modifications and amendments.

Section 10.4.    Supplemental Indenture Part of the Indenture. Any Supplemental Indenture adopted in accordance with the provisions of this Article shall thereafter form a part of this Indenture and all the terms and conditions contained in any such Supplemental Indenture shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes. The Trustee shall execute any Supplemental Indenture adopted in accordance with the provisions of Sections 10.2 or 10.3 hereof; provided, however, that the Trustee may, but shall not be obligated to, enter into any such instrument which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE XI.
AMENDMENTS OF FINANCING DOCUMENTS

Section 11.1.    Rights of Borrowers. Anything herein to the contrary notwithstanding, any supplement or amendment of any Borrower Financing Document will not be effective until consented to in writing by the Borrower Representative.

Section 11.2.    Amendments of Financing Documents Not Requiring Consent of Owners of the Bonds. The Issuer and the Trustee may, without the consent of and without prior notice to the owners of the Bonds, consent to any amendment, change or modification of the General Financing Documents or the Master Trust Indenture Documents for the purpose of carrying out any of the purposes set forth in Section 10.2, curing any ambiguity or formal defect therein to provide for the issuance of Additional Bonds or to otherwise modify the same in a manner which is not adverse to the interests of the owners of the Bonds, as evidenced to the Trustee by an opinion of counsel. The Trustee shall have no liability to any owner of the Bonds or any other person for any action taken by it in good faith pursuant to this Section.

Section 11.3.    Amendments of Financing Documents Requiring Consent of Owners of the Bonds.

(a)    Except as provided in the Master Trust Indenture Documents and Section 11.2 hereof and in 11.3(b) and (c) below, the Issuer and the Trustee shall not consent to any amendment, change or modification of the General Financing Documents, without mailing of notice and the written approval or consent of the Required Bondholders, provided that the written approval or consent of the owners of 100% in aggregate principal amount of the affected Bonds at the time Outstanding and so affected, given and procured as in Section 10.3 hereof provided, shall be required for any amendment that causes any of the following effects (1) a reduction in the aggregate principal amount of the Bonds or a Class of Bonds required for consent to remedies or waivers of remedies in connection with the occurrence of an Event of Default thereunder, (2) an extension of the dates on which the Borrowers’ payments with respect to the Bonds are due, (3) a reduction in the principal amount or interest rate payable by the Borrowers under the Loan Agreement and the Master Indenture Notes, (4) the creation of any lien other than a lien securing all Bondholders according to the Class of Bonds they hold and ratably securing all of the Bonds within a Class at any time Outstanding or (5) the elimination or diminution of the liens securing the Bonds except to the extent necessary and appropriate in connection with a reduction in any such lien permitted by the Master Indenture under the General Financing Documents. If at any time the Borrower Representative shall request the consent of the Trustee to any such proposed amendment, change or modification, the Trustee shall cause notice of such proposed amendment, change or modification to be mailed in the same manner as is provided in Article X hereof with respect to Supplemental Indentures. Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the instrument embodying the same are on file at the principal office of the Trustee for inspection by all owners of the Bonds.

(b)    Notwithstanding anything in this Article to the contrary, while any Senior Bonds remain outstanding, the Holders of the Subordinate Bonds shall have no right of consent to any amendment, change or modification to any of the General Financing Documents other than as set forth in this subsection and in subsection (c) below. Any notices required under this Article shall be sent to the Holders of the Senior Bonds with a copy to the Holders of Subordinate Bonds. By their purchase of the Subordinate Bonds, the Holders of such Subordinate Bonds shall be deemed to have consented to the provisions of this Section. Nothing in this Section shall permit, or be construed as permitting, without the consent of the Holders of all Outstanding Subordinate Class A Bonds any amendment, change or modification to any of the General Financing Documents that would cause any of the following effects (1) a reduction in the aggregate principal amount of the Subordinate Class A Bonds required for consent to remedies or waivers of remedies in connection with the occurrence of an Event of Default thereunder, (2) an extension of the dates on which the Borrowers’ payments with respect to the Subordinate Class A Bonds are due, (3) a reduction in the principal amount or interest rate payable by the Borrowers with respect to the Subordinate Class A Bonds under the Loan Agreement and the Subordinate Class A Note, (4) the creation of any lien other than (A) a Permitted Encumbrance or (B) a lien ratably securing all of the Subordinate Class A Bonds at any time Outstanding or (5) the elimination or diminution of the lien securing the Subordinate Class A Bonds except to the extent necessary and appropriate in connection with a reduction in such lien permitted by the Master Indenture.

(c)    Notwithstanding anything in this Article to the contrary, while any Senior Bonds or Subordinate Class A Bonds remain outstanding, the Holders of the Subordinate Bonds Class B shall have no right of consent to any amendment, change or modification to any of the General Financing Documents other than as set forth in this subsection. Any notices required under this Article shall be sent to the Holders of the Senior Bonds or, if no Senior Bonds remain Outstanding, to the Holders of the Subordinate Class A Bonds, with a copy to the Holders of Subordinate Class B Bonds. By their purchase of the Subordinate Class B Bonds, the Holders of such Subordinate Class B Bonds shall be deemed to have consented to the provisions of this Section. Nothing in this Section shall permit, or be construed as permitting, without the consent of the Holders of all Outstanding Subordinate Class B Bonds any amendment, change or modification to any of the General Financing Documents that would cause any of the following effects (1) a reduction in the aggregate principal amount of the Subordinate Class B Bonds required for consent to remedies or waivers of remedies in connection with the occurrence of an Event of Default hereunder, (2) an extension of the dates on which the Borrowers’ payments with respect to the Subordinate Class B Bonds are due, (3) a reduction in the principal amount or interest rate payable by the Borrowers with respect to the Subordinate Class B Bonds under the Loan Agreement and the Subordinate Class B Note, (4) the creation of any lien other than (A) a Permitted Encumbrance or (B) a lien ratably securing all of the Subordinate Class B Bonds at any time Outstanding or (5) the elimination or diminution of the lien securing the Subordinate Class B Bonds except to the extent necessary and appropriate in connection with a reduction in such lien permitted by the Master Indenture.

ARTICLE XII.
DEFEASANCE; DISCHARGE OF INDENTURE

Section 12.1.    Defeasance.

(a)    If the Issuer shall pay or cause to be paid to the holders of all Outstanding Bonds, the principal and interest and Redemption Price, if any, to become due thereon, at the times and in the manner stipulated therein and in this Indenture and any Supplemental Indenture authorizing the issuance of such Bonds, then the pledge of any revenues and other moneys, securities, funds and property hereby pledged and all other rights granted hereby with respect to such Bonds shall be discharged and satisfied. In such event, the Trustee shall, upon the request of the Issuer or the Borrower Representative, execute and deliver to the Issuer or the Borrower Representative all such instruments as may be desirable to evidence such discharge and satisfaction and after all amounts owed to the Trustee have been paid, the Trustee shall pay over or deliver to the Master Trustee, so long as the Master Indenture remains in full force and effect, and, thereafter, to or upon the direction of the Borrower Representative, all moneys or securities held by it pursuant to this Indenture which are not required for the payment or redemption of such Bonds not theretofore surrendered for such payment or redemption. If the Issuer shall pay or cause to be paid, or there shall otherwise be paid, to the holders of all Outstanding Bonds of a particular Series the principal or Redemption Price, if applicable, and interest due or to become due thereon, at the times and in the manner stipulated therein in this Indenture and in the Supplemental Indenture authorizing a Series, such Bonds or Series of Bonds shall cease to be entitled to any lien, benefit or security hereunder and all covenants, agreements and obligations of the Issuer to the holders of such Bonds or Series of Bonds shall thereupon cease, terminate and become void and be discharged and satisfied.

(b)    (i)    Bonds shall, prior to the maturity or redemption date thereof, be deemed to have been paid with the effect expressed in subsection (a) of this Section if (A) in case any of said Bonds are to be redeemed on any date prior to their maturity, the Issuer shall have given to the Trustee in form satisfactory to it irrevocable instructions to mail as provided in Article VI notice of redemption on said date of such Bonds, (B) there shall have been deposited with the Trustee either Available Moneys in an amount which shall be sufficient, or Defeasance Collateral purchased with Available Moneys the principal of and the interest on which when due (without further reinvestment) will provide moneys which, together with the Available Moneys, if any, deposited with the Trustee at the same time, shall be sufficient, in the opinion of a nationally recognized certified public accountant, to pay when due the principal or Redemption Price, if any, of and interest due and to become due on said Bonds on and prior to the redemption date or maturity date thereof as the case may be, and (C) in the event said Bonds do not mature and are not by their terms subject to redemption within the next succeeding sixty (60) days, the Issuer shall have given the Trustee in form satisfactory to it irrevocable instructions to mail, as soon as practicable, a notice to the holders of such Bonds that the deposit required by (B) above has been made with the Trustee and that said Bonds are deemed to have been paid in accordance with this Section and stating such maturity or redemption date upon which moneys are to be available for the payment of the principal or Redemption Price, if any, on said Bonds. Neither Defeasance Collateral nor moneys deposited with the Trustee pursuant to this Section nor principal or interest payments on any such Defeasance Collateral shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal or Redemption Price, if any, of and interest on said Bonds; but if any cash received from such principal or interest payments on such Defeasance Collateral deposited with the Trustee, is not then needed for such purpose, the Trustee shall notify the Issuer of such receipt, and upon written direction from the Issuer shall to the extent practicable, reinvest such amounts in Defeasance Collateral maturing at times and in amounts sufficient to pay when due the principal or Redemption Price, if any, and interest to become due on said Bonds on and prior to such redemption date or maturity date thereof, as the case maybe, and interest earned from such reinvestments shall be paid over to the Master Trustee, so long as the Master Indenture remains in full force and effect, and, thereafter, to or upon the direction of the Borrower Representative, as received by the Trustee, free and clear of any trust, lien or pledge hereunder. There shall also be delivered to the Trustee in connection with the deposit of moneys or Defeasance Collateral a Bond Counsel’s Opinion that, with respect to Bonds the interest on which was intended at the time of their initial issuance to be excluded from gross income for federal income tax purposes, the deposit of moneys does not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes and such deposit has been made in compliance with the Indenture.

(c)    If, through the deposit of moneys by the Issuer or otherwise, the Trustee shall hold pursuant to this Indenture, moneys sufficient to pay the principal and interest to maturity on all Outstanding Bonds, or in the case of Bonds in respect of which the Issuer shall have taken all action necessary to redeem prior to maturity, sufficient to pay the Redemption Price and interest to such redemption date, then at the request of the Issuer all moneys held by the Trustee hereunder shall be held by the Trustee for the payment or the redemption of Outstanding Bonds.

(d)    Anything in this Indenture to the contrary notwithstanding, any moneys held by the Trustee in trust for the payment and discharge of any of the Bonds which remain unclaimed for two years after the date when all of the Bonds have become due and payable, either at their stated maturity dates or by call for earlier redemption, if such moneys were held by the Trustee at such date, or for two years after the date of deposit of such moneys if deposited with the Trustee after the said date when all of the Bonds became due and payable, shall be paid over to the Master Trustee, so long as the Master Indenture remains in full force and effect, and, thereafter, to or upon the direction of the Borrower Representative, free and clear of any trust, lien or pledge hereunder, and the Trustee shall thereupon be released and discharged.

(e)    A Supplemental Indenture may provide that any or all of the provisions of this Section 12.1 are applicable or not applicable, and that other provisions of like or different effect are applicable, to the Series of Bonds authorized by such Supplemental Indenture.

ARTICLE XIII.
GENERAL PROVISIONS

Section 13.1.    Notices. Any notice, request, demand communication or other paper shall be sufficiently given and shall be deemed given when delivered or, if to Bondholders, mailed by first class mail, and otherwise on the third Business Day after sent by certified mail, return receipt requested, postage prepaid or by trackable overnight delivery (or, if earlier, when received or refused), addressed as follows:

Issuer:	PUBLIC FINANCE AUTHORITY
22 East Mifflin Street, Suite 900
Madison, WI 53703
Attention: Scott Carper and Michael LaPierre

If to any Borrower or the Borrower Representative:	SKY HARBOUR CAPITAL LLC Hangar M, 136 Tower Road Westchester County Airport White Plains, NY 10604 Attention: Tal Keinan

If to Trustee:	THE BANK OF NEW YORK MELLON 385 Rifle Camp Road Woodland Park, New Jersey 07424 Attention: Corporate Trust Services, Frederic Belen

A duplicate copy of each notice required to be given hereunder by the Trustee to either the Issuer or the Borrower Representative shall also be given to the other. Any notice party may designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

Section 13.2.    Bondholder Directions and Consents.

(a)    Notwithstanding anything herein to the contrary, during any period when the Book Entry System is in effect, when any consent or direction is permitted to or required of any Bondholder or group of Bondholders or when any notice is required to be given to any Bondholder hereunder or under the General Financing Documents, the Trustee shall comply with terms of this Section.

(b)    Any notices required to be delivered to the Bondholders shall be delivered also to each Beneficial Owner at the address most recently given by the Beneficial Owner to the Trustee. Such notice shall be delivered in the manner required for notices to the Bondholders established herein.

(c)    Any consent or direction permitted or required of any Bondholder or group of Bondholders may be obtained from the Beneficial Owners directly. To the extent any Beneficial Owner delivers a consent or direction to the Trustee such direction or consent shall be counted towards the total for determining whether the requisite portion of the Bondholders have consented to or directed any action.

(d)    If any consent, approval or agreement is requested or required of the Trustee in its capacity as holder of the Master Indenture Notes, the Trustee, absent specific direction of the Required Bondholders, which, it may request in its discretion, the Trustee may take such action as it deems appropriate without giving notice to or obtaining the consent of any Bondholders if, in the Trustee’s reasonable fiduciary judgment, such action is not contrary to the provisions hereof and will not materially adversely affect the Bondholders.

(e)    Except as otherwise specifically provided herein, nothing in this Indenture expressed or implied is intended or shall be construed to confer upon, or to give to, any person or entity, other than the Issuer, the Issuer Indemnified Persons, the Trustee, the Borrowers, the Master Trustee, the Paying Agent, if any, and the registered owners of the Bonds, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in this Indenture contained by and on behalf of the Issuer shall be for the sole and exclusive benefit of the Issuer, the Issuer Indemnified Persons, the Trustee, the Borrowers, the Paying Agent, if any, and the registered owners of the Bonds. Notwithstanding any provision hereof to the contrary, whenever any certificate or opinion is required by the terms of this Indenture to be given by the Issuer on its own behalf, any such certificate or opinion may be made or given by an Authorized Signatory (and in no event individually) and may be based (i) insofar as it relates to factual matters, upon a certificate of or representation by the Trustee or the Borrowers; and (ii) insofar as it relates to legal or accounting matters, upon a certificate or opinion of or representation by counsel or an accountant, in each case under clause (i) or (ii) without further investigation or inquiry by such Authorized Signatory or otherwise on behalf of the Issuer.

Section 13.3.    Waiver of Personal Liability. No Issuer Indemnified Person shall be individually or personally liable for the payment of any principal of, premium, if any, or interest on the Bonds or any costs incidental thereto or any sum hereunder or under the Loan Agreement or any claim based hereon or thereon, or be subject to any personal liability or accountability by reason of the execution and delivery of this Indenture or the Loan Agreement.

Section 13.4.    No Obligation to Enforce Assigned Rights. Notwithstanding anything to the contrary in this Indenture or the Loan Agreement, the Issuer shall have no obligation to and instead the Trustee and/or the Bondholders, as the case may be, in accordance with this Indenture or the Loan Agreement, shall have the right, without any direction from or action by the Issuer, to take any and all steps, actions and proceedings, to enforce any or all rights of the Issuer (other than the Unassigned Rights) under this Indenture or the Loan Agreement, including, without limitation, the rights to enforce the remedies upon the occurrence and continuation of an Event of Default and the obligations of the Borrowers under the Loan Agreement.

Section 13.5.    Third-Party Beneficiaries. Notwithstanding any provision hereof to the contrary, it is specifically acknowledged and agreed that, to the extent of their rights hereunder (including, without limitation, their rights to immunity and exculpation from pecuniary liability) each Issuer Indemnified Person is a third-party beneficiary of this Indenture entitled to enforce such rights in his, her, its or their own name.

Section 13.6.    No Impairment of Rights. Nothing herein shall be deemed or construed to limit, impair or affect in any way the Issuer (or any Issuer Indemnified Person’s) right to enforce the Unassigned Rights, regardless of whether there is then existing an Event of Default (including, without limitation, a payment default), or any action based thereon or occasioned by an Event of Default or alleged Event of Default, and regardless of any waiver or forbearance granted by the Trustee or any Bondholder in respect thereof. Any default or Event of Default in respect of the Unassigned Rights may only be waived with the Issuer’s written consent.

Section 13.7.    Issuer’s Performance. None of the provisions of this Indenture or the Loan Agreement shall require the Issuer to expend or risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder or thereunder, unless payable from the Trust Estate, or unless the Issuer shall first have been adequately indemnified by the Borrower to its satisfaction against the cost, expense, and liability which may be incurred thereby. The Issuer shall not be under any obligation hereunder or under the Loan Agreement to perform any administrative service with respect to the Bonds or the Project Facilities (including, without limitation, record keeping and legal services), it being understood that such services shall be performed or provided by the Trustee or the Borrower. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations, and provisions expressly contained in this Indenture, the Loan Agreement, and any and every Bond executed, authenticated and delivered under this Indenture; provided, however, that the Issuer shall not be obligated to take any action or execute any instrument pursuant to any provision hereof unless and until it shall have (i) been directed to do so in writing by the Borrower, the Trustee, or the Bondholder having the authority to so direct; (ii) received from the Borrower, the Trustee, or the Bondholder requesting such action or execution assurance satisfactory to the Issuer that the Issuer’s expenses incurred or to be incurred in connection with taking such action or executing such instrument have been or will be paid or reimbursed to the Issuer; and (iii) if applicable, received in a timely manner the instrument or document to be executed, in form and substance satisfactory to the Issuer.

In complying with any provision herein or in the Loan Agreement, including but not limited to any provision requiring the Issuer to “cause” another Person to take or omit any action, the Issuer shall be entitled to rely conclusively (and without independent investigation or verification) (i) on the faithful performance by the Trustee or the Borrowers, as the case may be, of their respective obligations hereunder and under the Loan Agreement and (ii) upon any written certification or opinion furnished to the Issuer by the Trustee or the Borrower, as the case may be. In acting, or in refraining from acting, under this Indenture or the Loan Agreement, the Issuer may conclusively rely on the advice of its counsel. The Issuer shall not be required to take any action hereunder or under the Loan Agreement that it reasonably believes to be unlawful or in contravention hereof or thereof.

Section 13.8.    Parties Interested Herein. Except as otherwise specifically provided herein and subject to Section 13.2 hereof, nothing in this Indenture expressed or implied is intended or shall be construed to confer upon, or to give to, any person or entity, other than the Issuer, the Trustee, the Borrowers, the Master Trustee, the Paying Agent, if any, and the registered owners of the Bonds, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in this Indenture contained by and on behalf of the Issuer shall be for the sole and exclusive benefit of the Issuer, the Trustee, the Borrowers, the Paying Agent, if any, and the registered owners of the Bonds.

Section 13.9.    Effective Date; Counterparts. This Indenture shall become effective on delivery. It may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 13.10.    Continuing Disclosure. The Borrowers have undertaken all responsibility for compliance with applicable continuing disclosure requirements under Rule 15c2-12 of the Securities and Exchange Commission and the Issuer shall have no liability to the Bondholders, the Borrowers or any other person with respect to such rule.

Section 13.11.    Date for Identification Purposes Only. The date of this Indenture shall be for identification purposes only and shall not be construed to imply that this Indenture was executed on such date.

Section 13.12.    Governing Law. THE EFFECT AND MEANING OF THIS INDENTURE AND THE RIGHTS OF ALL PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN. All claims of whatever character arising out of this Indenture, or under any statute or common law relating in any way, directly or indirectly, to the subject matter hereof or to the dealings between the Issuer and any other party hereto, if and to the extent that such claim potentially could or actually does involve the Issuer or any Issuer Indemnified Person, shall be brought in any state or federal court of competent jurisdiction located in Dane County, Wisconsin. By executing and delivering this Indenture, each party hereto irrevocably: (i) accepts generally and unconditionally the exclusive jurisdiction and venue of such courts; (ii) waives any defense of forum non conveniens; and (iii) agrees not to seek removal of such proceedings to any court or forum other than as specified above. The foregoing shall not be deemed or construed to constitute a waiver by the Issuer of any prior notice or procedural requirements applicable to actions or claims against or involving joint powers commissions or governmental units of the State of Wisconsin that may exist at the time of and in connection with such matter.

Section 13.13.    Non-Liability of Issuer. The Issuer shall not be obligated to pay the principal of, premium, if any, or interest on the Bonds or any costs incidental thereto, except from the Trust Estate. Neither the faith and credit nor the taxing power of any Sponsor, any Member, the State of Wisconsin or any other political subdivision or agency thereof or any political subdivision approving the issuance of the Bonds, nor the faith and credit of the Issuer, is pledged to the payment of the principal of, premium, if any, or interest on the Bonds or any costs incidental thereto. The Issuer has no taxing power. The Issuer shall not be directly, indirectly, contingently or otherwise liable for any costs, expenses, losses, damages, claims or actions, of any conceivable kind on any conceivable theory, under or by reason of or in connection with this Indenture, the Bonds or the Loan Agreement, except only to the extent amounts are received for the payment thereof from the Borrower Representative under the Loan Agreement.

The Trustee hereby acknowledges that the Issuer’s sole source of moneys to repay the Bonds will be provided by the Trust Estate, and hereby agrees that if such amounts in the Trust Estate shall ever prove insufficient to pay all principal of, premium, if any, and interest on the Bonds as the same shall become due (whether by maturity, redemption, acceleration or otherwise) or any costs incidental thereto, then upon notice or demand from the Trustee, the Borrower Representative in accordance with Section 7.5 (second paragraph) of the Loan Agreement shall pay such amounts as are required from time to time to prevent any deficiency or default in the payment of such principal, premium, if any, or interest, or costs incidental thereto including, but not limited to, any deficiency caused by acts, omissions, nonfeasance or malfeasance on the part of the Trustee, the Issuer, the Borrowers or any third party, subject to any right of reimbursement from the Trustee, the Issuer or any such third party, as the case may be, therefor.

Section 13.14.    Limited Liability. The Bonds are special limited obligations of the Issuer payable solely from the Trust Estate and, except from such source, none of the Issuer, any Member, any Sponsor or any Issuer Indemnified Person, the State of Wisconsin or any political subdivision or agency thereof or any political subdivision approving the issuance of the Bonds shall be obligated to pay the principal of, premium, if any, or interest thereon or any costs incidental thereto. The Bonds are not a debt of the State of Wisconsin or the Members and do not, directly, indirectly or contingently, obligate in any manner any Member, the State of Wisconsin or any political subdivision or agency thereof or any political subdivision approving the issuance of the Bonds to levy any tax or to make any appropriation for payment of the principal of, premium, if any, or interest on, the Bonds or any costs incidental thereto. Neither the faith and credit nor the taxing power of any Member of the Issuer, the State of Wisconsin or any political subdivision or agency thereof or any political subdivision approving the issuance of the Bonds, nor the faith and credit of the Issuer, any Sponsor or any Issuer Indemnified Person, shall be pledged to the payment of the principal of, premium, if any, or interest on, the Bonds or any costs incidental thereto. The Issuer has no taxing power.

Section 13.15.    Patriot and U.S.A. Freedom Act Requirements of the Trustee. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. Accordingly, the Trustee will require documentation from each non-individual person such as a business entity, a charity, a trust, or other legal entity, verifying its formation as a legal entity. The Trustee may also request financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

[The remainder of this page is left blank intentionally.]

IN WITNESS WHEREOF, the Issuer has caused these presents to be signed in its name and behalf by its Authorized Signatory, and to evidence its acceptance of the trusts hereby created the Trustee has caused these presents to be signed in its name and behalf by its duly authorized officer, as of the date first above written.

PUBLIC FINANCE AUTHORITY

By:	/s/ Ann Marie Austin
Name:	Ann Marie Austin
Title:	Assistant Secretary

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ David J. O’Brien
Name:	David J. O’Brien
Title:	Vice President

(Signature Page for Trust Indenture)

EXHIBIT A

FORM OF BOND

Sen No.: R-__	Principal Amount: $

PUBLIC FINANCE AUTHORITY

Senior Special Facility Revenue Bonds
(Sky Harbour Capital LLC Aviation Facilities Project),
Series 2021

THIS BOND IS A SPECIAL LIMITED OBLIGATION OF THE ISSUER PAYABLE SOLELY FROM THE TRUST ESTATE (AS DEFINED IN THE HEREINAFTER DEFINED INDENTURE), AND EXCEPT FROM SUCH SOURCE, NONE OF THE ISSUER, ANY SPONSOR (AS DEFINED IN THE LOAN AGREEMENT), ANY MEMBER (AS DEFINED IN THE LOAN AGREEMENT), ANY ISSUER INDEMNIFIED PERSON, THE STATE OF WISCONSIN (THE “STATE”), OR ANY POLITICAL SUBDIVISION OR AGENCY THEREOF OR ANY POLITICAL SUBDIVISION APPROVING THE ISSUANCE OF THIS BOND SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST HEREON OR ANY COSTS INCIDENTAL HERETO. THIS BOND IS NOT A DEBT OF THE STATE OF WISCONSIN OR ANY MEMBER AND DOES NOT DIRECTLY, INDIRECTLY OR CONTINGENTLY OBLIGATE, IN ANY MANNER, ANY MEMBER, THE STATE OF WISCONSIN OR ANY POLITICAL SUBDIVISION OR AGENCY THEREOF OR ANY POLITICAL SUBDIVISION APPROVING THE ISSUANCE OF THIS BOND TO LEVY ANY TAX OR TO MAKE ANY APPROPRIATION FOR PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON, THIS BOND OR ANY COSTS INCIDENTAL HERETO. NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF ANY MEMBER, THE STATE OF WISCONSIN OR ANY POLITICAL SUBDIVISION OR AGENCY THEREOF OR ANY POLITICAL SUBDIVISION APPROVING THE ISSUANCE OF THIS BOND, NOR THE FAITH AND CREDIT OF THE ISSUER, ANY SPONSOR OR ANY ISSUER INDEMNIFIED PERSON, SHALL BE PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON, THIS BOND OR ANY COSTS INCIDENTAL HERETO. THE ISSUER HAS NO TAXING POWER.

Dated Date	Maturity Date	Interest Rate	CUSIP Number

	July 1, 20____	___%	____

REGISTERED OWNER:	CEDE & CO.

PRINCIPAL AMOUNT:	_____($________)

THIS BOND HAS BEEN AUTHORIZED AND ISSUED PURSUANT TO THE LAWS OF THE STATE OF WISCONSIN, INCLUDING PARTICULARLY, SECTION 66.0304 OF THE WISCONSIN STATUTES, AS AMENDED. BONDS ISSUED UNDER SECTION 66.0304 SHALL NOT BE INVALID FOR ANY IRREGULARITY OR DEFECT IN THE PROCEEDINGS FOR THEIR SALE OR ISSUANCE.

PUBLIC FINANCE AUTHORITY, a joint powers commission under the Act (as hereinafter defined), the “commission” under Section 66.0304 of the Wisconsin Statutes, and a unit of government and body corporate and politic organized and existing under the laws of the State of Wisconsin (together with its successors and assigns, the “Issuer”), for value received, promises to pay, from the sources described herein, to the registered owner specified above, or registered assigns, the principal amount specified above, on the maturity date specified above (unless this Bond shall have been called for prior redemption) and to pay, from such sources, interest on said sum on January 1, 2022 and on each July 1 and January 1 thereafter (each an “Interest Payment Date”) at the interest rate specified above, until payment of the principal hereof has been made or provided for. This Bond will bear interest from the most recent interest payment date to which interest has been paid or provided for, or, if no interest has been paid, from the Dated Date set forth above.

This Bond and the series of Bonds of which it is a part have been authorized and issued pursuant to the laws of the State, including particularly Section 66.0304 of the Wisconsin Statutes, as amended. This Bond is a limited obligation of the Issuer payable solely from the Trust Estate (as defined in the Indenture) and not from any other revenues, funds or assets of the Issuer.

Interest shall be payable by mailing by first class mail on the Interest Payment Date a check or draft for such interest payable to the person entitled thereto (such person being the registered owner of record on the books of the Issuer applicable to such Interest Payment Date) at his or her address as it appears on the bond register of the Issuer as maintained by the Trustee as of the fifteenth (15th) day of the month immediately preceding the Interest Payment Date, except that a registered owner of at least $1,000,000 in principal amount of the Bonds shall be paid interest by wire transfer or other reasonable method in immediately available funds to an account in the United States or place within the United State designated by such Holder if such registered owner makes a written request to the Trustee on or prior to the Interest Payment Date specifying such account information as the Trustee may require, such wire transfer or other special payment to be at the expense of the Holder; provided, however, that while this Bond is held in the Book-Entry System (as defined in the Indenture), principal of and interest on this Bond shall be paid as provided in the Indenture. Payment shall be made in any coin or currency which is than legal tender of the United States of America. The amount of interest to be paid is to be computed on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding anything herein to the contrary, at no time, whether as a result of an Event of Default (as defined in the Indenture) or otherwise, shall the Bonds bear interest at an interest rate higher than the Maximum Rate (as defined in the Indenture).

This bond is one of a series of Bonds of the Issuer representing a borrowing in the aggregate principal amount of $166,340,000 (comprising the Issuer’s Public Finance Authority Senior Special Facility Revenue Bonds (Sky Harbour Capital LLC Aviation Facilities Project), Series 2021 (herein called the “Bonds”) authorized to be issued and so issued in fully registered form under and pursuant to a Trust Indenture, dated as of September 1, 2021 (the “Indenture”), by and between the Issuer and the Trustee. The Bonds are issued as Senior Bonds under the terms of the Indenture. Capitalized terms used herein and not defined herein shall have the meaning assigned to such terms in the Indenture.

The Bonds are issuable in Authorized Denominations. The Indenture provides for the issuance, from time to time, under the conditions, limitations, and restrictions set forth therein, of additional bonds as Senior Bonds or Subordinate Class A Bonds or Subordinate Class B Bonds on a parity with any other Series of Senior Bonds or Subordinate Class A Bonds or Subordinate Class B Bonds, respectively, issued or to be issued under the Indenture and any supplement thereto.

Each and every Senior Bond has priority and preference over every Subordinate Bond to the full extent provided in the Indenture. Each and every Subordinate Class A Bond has priority and preference over every Subordinate Class B Bond to the full extent provided in the Indenture.

Reference is hereby made to the Indenture and the Loan Agreement, and all supplements and amendments thereto, for a description of the rights thereunder of the registered Owner of the Bonds, of the payments and funds pledged and assigned as security for payment of the bonds and the nature and extent thereof, of the terms on which the Bonds are issued and the terms and conditions on which the bonds will be deemed to be paid at or prior to maturity or redemption upon provision for payment thereof in the manner set forth in the Indenture, of the rights, duties and immunities of the Trustee and of the rights and obligations of the Issuer thereunder, to all of the provisions of which Indenture the registered Owner of this Bond, by acceptance hereof, assents and agrees.

A copy of the Indenture is on file at the trust office of the Trustee in New York, New York, and reference to the Indenture and any and all supplements thereto and modifications and amendments thereof is made for a description of the pledges and covenants securing the Bonds, the nature, extent, and manner of enforcement of such pledges, the rights and remedies of the registered owners of the Bonds with respect thereto, and the terms and conditions upon which the Bonds have been issued and may be issued thereunder. To the extent and in the manner permitted by the terms of the Indenture, the provisions of the Indenture or any indenture amendatory thereof or supplemental thereto may be modified or amended by the Issuer, as provided therein, including in certain cases, without the consent of the holders of the Bonds. The holder of this Bond shall have no right to enforce the provisions of the Indenture, to institute action to enforce the provisions of the Indenture or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture. In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of all the Bonds issued thereunder and then outstanding, together with accrued interest thereon, may become or may be declared due and payable before the maturity thereof.

The Bonds are subject to redemption in whole or in part prior to maturity at such times, under such circumstances, and at such redemption prices as are provided in the Indenture.

Neither the Issuer Indemnified Persons (as defined in the Loan Agreement) nor any person executing this Bond shall be liable personally hereon or shall be subject to any personal liability or accountability by reason of its execution.

This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee or its Agent.

It Is Hereby Certified, Recited, and Declared that all acts, conditions, and things required by the Act and statutes of the State and the Indenture to exist, to have happened, and to have been performed precedent to and in connection with the issuance of this Bond, exist, have happened, and have been performed in due time, form, and manner as required by law and that the issue of the Bonds, together with all other indebtedness of the Issuer, is within every debt and other limit prescribed by law.

IN WITNESS WHEREOF, the Issuer has caused this Bond to be to be executed, under seal, by its Authorized Signatory by manual or facsimile signature.

DATED: ______________, 2021

PUBLIC FINANCE AUTHORITY

By:
Name:
	Title:	Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This Bond is one of the Bonds issued under the provisions of and described in the within-mentioned Indenture.

Date of Authentication: , 2021

The Bank of New York Mellon, as Trustee

By:
Authorized Signer

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
(Please insert Social Security Number or other identifying number of assignee)
(Please print or Typewrite Name and Address of Assignee)

the within bond and all rights thereunder, and hereby irrevocably constitutes and appoints _______________________ attorney to transfer the within Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated: . Signature Guaranteed
NOTICE: Signature(s) must be guaranteed by an eligible guaranty institution.

Signature

NOTICE: The Signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.

EXHIBIT B

Accreted Values for the Series 2021 Bonds Based on $5,000 Par Amount of Bonds

Delivery Date	9/14/2021
Maturity	7/1/2036	7/1/2041	7/1/2054
Call Date	7/1/2028	7/1/2031	7/1/2031
Coupon	4.000%	4.000%	4.250%
Reoffering Yield	3.800%	4.000%	4.250%
OIP	101.183	100.000	100.000

Payment Date	Accreted Values
1/1/2022	5,057.10	5,000.00	5,000.00
7/1/2022	5,053.20	5,000.00	5,000.00
1/1/2023	5,049.20	5,000.00	5,000.00
7/1/2023	5,045.10	5,000.00	5,000.00
1/1/2024	5,041.00	5,000.00	5,000.00
7/1/2024	5,036.75	5,000.00	5,000.00
1/1/2025	5,032.45	5,000.00	5,000.00
7/1/2025	5,028.10	5,000.00	5,000.00
1/1/2026	5,023.60	5,000.00	5,000.00
7/1/2026	5,019.05	5,000.00	5,000.00
1/1/2027	5,014.40	5,000.00	5,000.00
7/1/2027	5,009.70	5,000.00	5,000.00
1/1/2028	5,004.90	5,000.00	5,000.00
7/1/2028		5,000.00	5,000.00
1/1/2029		5,000.00	5,000.00
7/1/2029		5,000.00	5,000.00
1/1/2030		5,000.00	5,000.00
7/1/2030		5,000.00	5,000.00
1/1/2031		5,000.00	5,000.00
7/1/2031		5,000.00	5,000.00

B-1

EXHIBIT C

2021 PROJECT

The 2021 Project comprises the following components at each of the following locations:

1)

Sugar Land, Texas: This two phase project includes the development of a general aviation and aircraft storage facility at Sugar Land Regional Airport in Sugar Land, Texas (“SGR”), initially comprising 7 hangars aggregating approximately 66,000 square feet, including approximately 7,000 square feet of related office space for aviation use (“SGR Phase I”) and the subsequent development 6 additional hangars aggregating approximately 51,000 square feet, including approximately 6,000 square feet of related office space for aviation use (“SGR Phase II”).

2)

Opa Locka, Florida: This project includes the development of a general aviation and aircraft storage facility at Miami-Opa Locka Executive Airport in Opa Locka, Florida (“OPF”), comprising 19 hangars aggregating approximately 254,000 square feet, including approximately 25,000 square feet of related office space for aviation use, and additional hangars for aviation maintenance, repair overhaul “built to suit” facilities.

3)

Nashville, Tennessee: This project includes the development of a general aviation and aircraft storage facility at Nashville International Airport in Nashville, Tennessee (“BNA”), comprising 10 hangars aggregating approximately 150,000 square feet, including approximately 15,000 square feet of related office space for aviation use.

4)

Englewood, Colorado: This two phase project includes the development of a general aviation and aircraft storage facility at Centennial Airport in Englewood, Colorado (“APA”), initially comprising 13 hangars aggregating approximately 130,000 square feet, including approximately 13,000 square feet of related office space for aviation use (“APA Phase I”), and the subsequent development 9 additional hangars aggregating approximately 98,000 square feet, including approximately 10,000 square feet of related office space for aviation use (“APA Phase II”), and the acquisition and/or renovation of one or more additional general aviation and aircraft storage facilities (“APA Phase III”).

5)

Phoenix, Arizona: This project includes the development of a general aviation and aircraft storage facility at Deer Valley Airport in Phoenix, Arizona (“DVT”), comprising 9 hangars aggregating approximately 104,000 square feet, including approximately 10,000 square feet of related office space for aviation use.

C-1

The scope of the 2021 Project may be modified by the Borrowers from time to time to include additional facilities located at one or more new or existing Project sites and/or remove facilities not yet constructed at the existing Project sites, upon delivery by the Borrower Representative to the Trustee and the Master Trustee of the items listed below, provided that the amount of Series 2021 Bond proceeds reallocated from an existing component of the 2021 Project to a new component of the 2021 Project as a result of modifications to the scope of the 2021 Project made pursuant to this provision shall not exceed $50,000,0000 in the aggregate:

(i)         a certificate of the Borrower Representative (a) describing the modification of the 2021 Project, estimating the resulting increase or decrease in the cost of the 2021 Project and confirming that the Borrowers have sufficient funds available to complete the 2021 Project as modified, and (b) confirming as of the date of the certificate (1) that no default or Event of Default exists under this Indenture, the Loan Agreement or the Master Indenture and (2) that the Debt Service Coverage Ratio (as defined in the Master Indenture) of the Obligated Group for the most recently completed Fiscal Year is at least equal to 1.25, provided that, if the denominator used in calculating such Debt Service Coverage Ratio in accordance with the definition thereof is less than or equal to $0.00, the requirements of this clause (2) shall be deemed satisfied;

(ii)         a Consultant’s Report (as defined in the Master Indenture) confirming, based on its reasonable assessment at the time, that the sum of the Projected Senior Debt Service Coverage Ratios (as defined in the Master Indenture) of the Obligated Group for next five full Fiscal Years (the “Five-Year Aggregate DSCR”) projected or forecasted assuming the proposed modification of the 2021 Project is implemented, shall not be less than the Five-Year Aggregate DSCR projected or forecasted assuming the proposed modification is not implemented, provided that, if the denominator used in calculating the Projected Senior Debt Service Coverage Ratio in accordance with the definition thereof is less than or equal to $0.00 for any Fiscal Year, such Fiscal Year shall be excluded from the foregoing calculation;

(iii)         a certified copy of the resolution of the Issuer approving the modification of the 2021 Project;

(iv)         evidence of receipt of such other approvals, and compliance with such other requirements or conditions then in effect, necessary for Bond Counsel to issue the opinion set forth in clause (v) below;

(v)         a Favorable Opinion of Bond Counsel with respect to the modification of the 2021 Project;

(vi)         in the event that the affiliate of the Borrower Representative holding an interest (directly or indirectly) in any such additional facility is not then a Borrower under the Loan Agreement, a supplement or amendment to the Loan Agreement joining such affiliate to the Loan Agreement as a Borrower;

(vii)         in the event that such additional Borrower is not then a Member of the Obligated Group, such documentation as may be necessary for such additional Borrower to become a Member of the Obligated Group pursuant to the provisions of the Master Indenture; and

(viii)         in the event that any additional component of the 2021 Project is not then subject to a mortgage or deed of trust in favor of the Master Trustee, a mortgage or deed of trust on such additional component of the 2021 Project in favor of the Master Trustee.

C-2